UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under § 240.14a-12

DraftKings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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March 19, 2021
DEAR SHAREHOLDER:
It is a pleasure for me to extend to you an invitation to attend the 2021 Annual Meeting of Shareholders of DraftKings Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually on April 28, 2021, at 12:30 p.m., Eastern Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2021.
The enclosed Notice of 2021 Annual Meeting of Shareholders and Proxy Statement describes the proposals to be considered and voted upon at the Annual Meeting.
We hope that all shareholders will virtually attend the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, it is important that you be represented. To ensure that your vote will be received and counted, please vote online, by mail or by telephone, by following the instructions included with the proxy card.
On behalf of the Board of Directors and senior management, I would like to express our appreciation for your support and interest in DraftKings Inc. I look forward to seeing you at the Annual Meeting.
JASON D. ROBINS
Chief Executive Officer and Chairman of the Board

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF DRAFTKINGS INC.:
The Annual Meeting of Shareholders of DraftKings Inc. will be held on April 28, 2021, at 12:30 p.m., Eastern Time. Due to concerns about COVID-19, we have adopted a virtual format for the 2021 Annual Meeting of Shareholders to provide a safe, consistent and convenient experience to all shareholders regardless of location. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2021.
The Annual Meeting of Shareholders is being held for the following purposes:
1.
To elect thirteen directors to our Board of Directors;

2.
To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.
To hold an advisory vote on the frequency of executive compensation votes; and

4.
To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters in person or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:
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Vote online or by telephone, by following the instructions included with the proxy card; or

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Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

Only shareholders of record at the close of business on March 1, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. This proxy statement and the proxy card were either made available to you online or mailed to you beginning on or about March 19, 2021.
By Order of the Board of Directors
R. STANTON DODGE
Chief Legal Officer and Secretary
March 19, 2021

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WHERE TO GET ADDITIONAL INFORMATION	62
COST OF PROXY STATEMENT	62
SHAREHOLDER COMMUNICATIONS	62
OTHER BUSINESS	62

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PROXY STATEMENT OF DRAFTKINGS INC.
GENERAL INFORMATION
This Proxy Statement and the accompanying proxy card are being furnished to you in connection with the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of DraftKings Inc. (“DraftKings,” “we,” “us,” “our,” or the “Company”). The Annual Meeting will be held on April 28, 2021, at 12:30 p.m., Eastern Time. Due to our concerns about the coronavirus outbreak (“COVID-19”), the Annual Meeting will be held virtually. We intend to hold in-person meetings once public health conditions have improved and we have determined that it is advisable to do so. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2021.
This Proxy Statement is being sent or provided on or about March 19, 2021, to shareholders of record at the close of business on March 1, 2021 (the “Record Date”) of our Class A Common Stock (the “Class A Shares”) and Class B Common Stock (the “Class B Shares”).
Your proxy is being solicited by our Board of Directors (the “Board” or “Board of Directors”). Your proxy may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting during your virtual attendance at the Annual Meeting. To vote online or by telephone, please refer to the instructions included with the proxy card. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the accompanying proxy card. Votes submitted online or by telephone or mail must be received by 11:59 p.m., Eastern Time, on April 27, 2021. Submitting your vote online or by telephone or mail will not affect your right to vote virtually during the Annual Meeting, if you choose to do so. Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth in the accompanying proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of thirteen directors, the ratification of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and a non-binding advisory vote on the frequency of executive compensation votes. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter. Your virtual presence at the Annual Meeting does not of itself revoke your proxy.
Attendance at the Meeting
This year’s Annual Meeting will be held entirely online due to the public health impact of COVID-19 and to support the health and well-being of our partners, employees and shareholders. Shareholders of record as of the Record Date will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/DKNG2021. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on your notice and your proxy card. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.
Access to the Audio Webcast of the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 12:30 p.m. Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time.
Log in Instructions
To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/DKNG2021. Shareholders will need their 16-digit control number, which appears on the notice and the instructions that accompanied the proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the Virtual Annual Meeting
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting via the Q&A tool in accordance with the Annual Meeting’s Rules of Conduct (“Rules of Conduct”) that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
The Rules of Conduct will be posted on www.virtualshareholdermeeting.com/DKNG2021 approximately two weeks prior to the date of the Annual Meeting.
Annual Meeting Technical Assistance
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
Availability of Live Webcast to Team Members and Other Constituents
The live audio webcast will be available to not only our shareholders but also our team members and other constituents.
Securities Entitled to Vote
Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record,” with respect to those shares. The notice will be sent to you by mail directly by us. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.
Only shareholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting. Such shareholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting. As of the close of business on the Record Date, there were 397,704,989 Class A Shares outstanding and 393,013,951 Class B Shares outstanding. Each Class A Share is entitled to one vote per share on each proposal to be considered by our shareholders and each Class B Share is entitled to ten votes per share on each proposal to be considered by our shareholders.
As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
Matters Scheduled for a Vote
There are three matters scheduled for a vote:
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Proposal 1: To elect 13 directors named in the proxy statement with terms to expire at the 2022 Annual Meeting of Shareholders (“2022 Annual Meeting”);

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Proposal 2: To ratify the selection of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

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Proposal 3: To hold an advisory vote on the frequency of executive compensation votes.

Aside from the election of directors, the ratification of the selection of our independent registered public accounting firm, and the advisory vote on the frequency of executive compensation votes, our Board of Directors knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
Board of Directors Voting Recommendation
Our Board of Directors recommends that you vote your shares:
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“For” the election of all 13 director nominees;

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“For” the ratification of the selection of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

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“For” the recommendation on an advisory basis of the frequency of executive compensation votes as every year.

How to Vote
You may vote “For All”, “Withhold All”, “For All Except” or abstain from voting with respect to each nominee to the Board of Directors. For Proposal 2, you may vote “For”, “Against” or abstain from voting. For Proposal 3, you may vote for whether such frequency should be every one, two, or three years, or abstain from voting. The procedures for voting are outlined below.
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record as of the Record Date, you may vote during the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/DKNG2021, by proxy over the Internet, or by phone by following the instructions provided in the notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.
1.
To vote during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/DKNG2021. You will be asked to provide the 16-digit control number from the notice and follow the instructions.

2.
To vote on the Internet, go to www.ProxyVote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on April 27, 2021 to be counted.

3.
To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on April 27, 2021 to be counted.

4.
To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Vote Required
In accordance with our Articles of Incorporation, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.
The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The thirteen nominees receiving the highest number of votes cast “for” will be elected.
The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the ratification of the appointment of BDO as our independent registered public accounting firm, and the non-binding advisory vote on the frequency of the executive compensation vote. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on the frequency of the executive compensation vote.
Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker nonvotes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes “against” the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on the frequency of the executive compensation vote. However, abstentions will not be counted as “against” or “for” the election of directors. Broker nonvotes will not be considered in determining the election of directors, the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on the frequency of the executive compensation vote.
Jason D. Robins, our Chairman and Chief Executive Officer, currently possesses approximately 90% of the total voting power of our issued and outstanding shares. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Robins has indicated his intention to vote: (1) for the election of each of the thirteen director nominees; (2) for the ratification of the appointment of BDO as our independent registered public accounting firm; and (3) for the non-binding advisory vote on the frequency of the executive compensation vote. Accordingly, the election of each of the director nominees, the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on the frequency of the executive compensation vote are assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
How to Change Your Vote After Submitting Proxy
You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy in any one of three ways:
1.
A duly executed proxy card with a later date or time than the previously submitted proxy;

2.
A written notice that you are revoking your proxy to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116; or

3.
A later-dated vote on the Internet or by phone or a ballot cast online during the Annual Meeting (simply virtually attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.
How to Submit Shareholder Proposals for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some shareholder proposals may be eligible for inclusion in our 2022 proxy statement. Any such proposal must be submitted in writing by November 19, 2021 to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. If we change the date of our 2022 Annual Meeting by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.
Our bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a shareholder proposal must be delivered to, or mailed and received by our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116, no earlier than December 29, 2021 and no later than the close of business on January 28, 2022, which notice must contain the information specified in our bylaws. If we change the date of our 2022 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the 2021 Annual Meeting, then the written notice of a shareholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2022 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2022 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this proxy statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.
Householding
We have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This householding procedure reduces our printing costs and postage fees.
We will deliver promptly upon written or oral request a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Please notify Broadridge Financial Solutions at www.ProxyVote.com to receive a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials.
If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our annual reports, proxy statements and/or Notices of Internet Availability of Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of

Proxy Materials for your household, please contact Broadridge Financial Solutions at the address or phone number provided above.
How to Obtain the Results of Voting at Annual Meeting
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will file an additional Current Report on Form 8-K to publish the final voting results within four business days of such final voting results being made available to us.
Our Mailing Address
Our mailing address is 222 Berkeley St., Fifth Floor, Boston, MA 02116.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Nominees
Our shareholders will elect a board of thirteen directors at the Annual Meeting. Each of the directors is expected to hold office until the next annual meeting of our shareholders, or until his or her respective successor shall be duly elected and qualified. The affirmative vote of a plurality of the total votes cast for directors is necessary to elect a director. This means that the thirteen nominees who receive the most votes will be elected to the thirteen open directorships, even if they get less than a majority of the votes cast. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected. If at the time of the Annual Meeting one or more of the nominees have become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees; or (ii) the Board of Directors may, in accordance with our Bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.
As previously discussed in our public filings, pursuant to the Stockholders Agreement, dated April 23, 2020 (the “Stockholders Agreement”), by and among the Company, the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group (as such terms are defined in the Stockholders Agreement), as amended, the size of the Board was required to be reduced to eleven members at the Annual Meeting. However, this requirement has been waived by the DK Stockholder Representative, the SBT Stockholder Representative and the DEAC Stockholder Representative (as such terms are defined in the Stockholders Agreement), and the size of the Board will be reduced to thirteen members at the Annual Meeting.
Prior to the consummation of the transactions contemplated by the business combination agreement (the “Business Combination”) dated December 22, 2019, as amended on April 7, 2020, certain of our nominees served on the board of directors of DraftKings Inc., a Delaware corporation. We refer to this entity as “Old DK.”
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills for each nominee that led the nominating and corporate governance committee of the Board of Directors to recommend that person as a nominee for director as of the date of this proxy statement.
Name	Position	Age
Jason D. Robins	Chief Executive Officer and Chairman of the Board	40
Harry Evans Sloan	Vice Chairman of the Board	71
Matthew Kalish	President, DraftKings North America, Director	39
Paul Liberman	President, Global Technology and Product, Director	38
Woodrow H. Levin	Director	42
Shalom Meckenzie	Director	44
Jocelyn Moore	Director	44
Ryan R. Moore	Director	47
Valerie Mosley	Director	61
Steven J. Murray	Director	52
Hany M. Nada	Director	52
John S. Salter	Director	43
Marni M. Walden	Director	54
Jason D. Robins is our Chief Executive Officer and Chairman of the Board. Mr. Robins co-founded Old DK in December 2011 and served as its Chief Executive Officer from its inception to April 2020, and has served as our Chief Executive Officer and Chairman of the Board since April 2020. Mr. Robins oversees the Company’s strategy and operations, while also driving financings and strategic initiatives. He has built a reputation for expanding DraftKings’ reach across numerous platforms through wide-ranging, forward-thinking strategic relationships. Mr. Robins has led efforts at DraftKings to work with policy makers and regulators to pass fantasy sports, sports betting and iGaming legislation. Mr. Robins also serves on the board of directors of Extend, which is currently engaged in the business of providing extended warranty service contracts for consumer products, and FirstMark Horizon Acquisition Corp., a special-purpose acquisition company formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily within technology industries located in the United States. Additionally, Mr. Robins serves as an advisor to the board of Data Point Management Company, which is engaged in the business of investing in data-driven companies that can be leveraged and scaled on the internet. Mr. Robins attended Duke University, where he received his B.S. in Economics and Computer Science.
We believe Mr. Robins is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our Chief Executive Officer and as a co-founder.
Harry Evans Sloan has served on our Board since April 2020 and serves as Vice Chairman of DraftKings. Mr. Sloan is a media investor, entrepreneur and studio executive. Since 2011, Mr. Sloan has co-founded seven special purpose acquisition companies with his partners, including Jeff Sagansky and Eli Baker, raising aggregate gross proceeds of over $4 billion. Mr. Sloan is the co-founder, Chief Executive Officer and Chairman of Soaring Eagle Acquisition Corp. (Nasdaq: SRNGU), which completed its $1.725 billion IPO in February 2021. Prior to Soaring Eagle, he served as Chief Executive Officer and Chairman of Flying Eagle Acquisition Corp., which raised $690,000,000 in its initial public offering in March 2020 and in December 2020 completed its initial business combination with Skillz Inc. (NYSE: SKLZ), a technology company that enables game developers to monetize their content through fun and fair multi-player competition. Mr. Sloan remains a director of Skillz Inc. Prior to Flying Eagle, Mr. Sloan was a founding investor of Diamond Eagle Acquisition Corp., which raised $400 million in its initial public offering in May 2019 and in April 2020 completed its initial business combination with DraftKings, Inc. (Nasdaq: DKNG), a digital sports entertainment and gaming company known for its industry-leading daily fantasy sports and mobile sports betting platforms, and SB Tech (Global) Limited, an international turnkey provider of cutting-edge sports betting and gaming technologies. Prior to Diamond Eagle, Mr. Sloan was a founding investor of Platinum Eagle, which raised $325,000,000 in its initial public offering in January 2018, completed its initial business combination in March 2019 with Target Logistics Management, LLC and RL Signor Holdings, LLC and changed its name to Target Hospitality Corp. (Nasdaq: TH). Target Hospitality is a vertically integrated specialty rental and hospitality services company. Prior to Platinum Eagle, Mr. Sloan was a founding investor of Double Eagle, which raised $500,000,000 in its initial public offering in September 2015. Double Eagle completed its business combination in November 2017, in which its wholly-owned subsidiary acquired 90% of the shares of Williams Scotsman. In the transaction, Double Eagle changed its name to WillScot Corporation and subsequently to WillScot Mobile Mini Holdings Corp. (Nasdaq: WSC). WSC is a specialty rental services market leader providing modular space and portable storage solutions to diverse end markets across North America. From October 2005 to August 2009, Mr. Sloan served as Chairman and Chief Executive Officer of Metro-Goldwyn-Mayer, Inc., a motion picture, television, home entertainment, and theatrical production and distribution company, and thereafter continued as non-executive chairman until December 2010. Throughout his entrepreneurial career, Mr. Sloan was responsible for the creation or sponsorship of three successful public companies in the media and entertainment industries: Lions Gate Entertainment Corp., an independent motion picture and television production company, New World Entertainment Ltd., an independent motion picture and television production company, and SBS Broadcasting, S.A., a European broadcasting group, operating commercial television, premium pay channels, radio stations and related print businesses in Western and Central and Eastern Europe, which he founded in 1990. He has served on the board of ZeniMax Media Inc., an independent producer of interactive gaming and web content, since 1999. Mr. Sloan began his career as an entertainment lawyer with Sloan, Kuppin and Ament, a law firm he founded. He currently serves on the University of California, Los Angeles Anderson School of Management Board of Visitors, the Executive Board of the UCLA School of Theatre, Film and Television and the Harry and Florence Sloan Family Foundation. Mr. Sloan received his J.D. from Loyola Law School and his B.A. from the University of California, Los Angeles.
We believe Mr. Sloan is qualified to serve on our Board due, among other things, to his extensive experience as an international media investor, entrepreneur and studio executive and his ability to identify key investment opportunities with significant returns for his partners.
Matthew Kalish is our President, DraftKings North America, and a director. Mr. Kalish co-founded Old DK and served as its Chief Revenue Officer from 2014 until December 2019. In December 2019,

Mr. Kalish was appointed President, DraftKings North America. Mr. Kalish served as a director of Old DK from its inception to April 2020 and has served on our Board since April 2020. Mr. Kalish’s purview has grown consistently to now oversee the performance of DraftKings’ DFS, Sportsbook and iGaming offerings, and he leads DraftKings’ operations, marketing, analytics and customer experience departments. Mr. Kalish focuses on developing and managing high-performing offerings and promotions that users love, and bringing those offerings to market in order to drive user base growth and loyalty. The innovation under Mr. Kalish’s guidance has helped DraftKings grow its customer base significantly. Under Mr. Kalish’s oversight, DraftKings has grown to offer a broad variety of sports and game variants in DFS as well as highly competitive Sportsbook and iGaming offerings, which have resulted in DraftKings achieving a market leadership position in the rapidly expanding U.S. real-money gaming landscape. Mr. Kalish’s passion for sports, analytics and game design has been instrumental in growing DraftKings from a small Boston start-up to a digital sports and entertainment enterprise. Mr. Kalish received his MBA from Boston College and his B.A. in Computer Science and Economics from Columbia University.
We believe Mr. Kalish is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our President, DraftKings North America and as a co-founder.
Paul Liberman is our President, Global Technology and Product, and a director. Mr. Liberman co-founded Old DK in December 2011 and served as its Chief Operations Officer (“COO”) from 2015 to December 2019. In December 2019, Mr. Liberman was appointed President, Global Technology and Product. Mr. Liberman served as a director of Old DK since its inception and has served on our Board since April 2020. He oversees our product development while leading efforts in maintaining the Company’s current product set. He acted as Old DK’s Chief Technology Officer from 2011 to 2013 and subsequently acted as its Chief Marketing Officer before becoming COO. Mr. Liberman’s data-driven mindset has been instrumental in growing DraftKings from a small Boston start-up to a digital sports and entertainment enterprise. Under his leadership, Mr. Liberman’s team has developed award-winning, stand-alone apps and product offerings including DraftKings’ DK Live and Leagues, DraftKings Daily Fantasy Sports app and, most recently, the DraftKings Sportsbook platform. Mr. Liberman also serves as an advisor to Extend, providing input and guidance on product and strategy. Mr. Liberman attended Worcester Polytechnic Institute where he received a B.S. in Electrical Engineering and minor in Computer Science.
We believe Mr. Liberman is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our President, Global Technology and Product and as a co-founder.
Woodrow H. Levin is the founder and has served as Chief Executive Officer of Extend, Inc. (“Extend”), which offers an API-first solution for merchants to offer extended warranties and protection plans, and 3.0 Capital GP, LLC, which is a multi-strategy crypto asset hedge fund. Mr. Levin served as a director of Old DK from December 2013 to April 2020 and has served on our Board since April 2020. Prior to founding Extend in November 2018 and 3.0 Capital GP, LLC in December 2017, Mr. Levin served as Vice President of growth at DocuSign, Inc., which allows organizations to digitally prepare, sign, act on, and manage agreements. In addition, Mr. Levin served as the founder and Chief Executive Officer of Estate Assist, Inc., from February 2014 to September 2015 (at which time it was acquired), which offers digital estate planning assistance and BringIt, Inc., from June 2009 to September 2012 (at which time it was acquired), which provides a virtual currency casino and arcade. Mr. Levin served as Director Emerging Business - Office of the CTO at International Game Technology, Inc., which manufactured and distributed slot machines and other gaming technology. Mr. Levin currently serves as a member of the board of directors of Extend (since November 2018). He received his J.D. from Chicago-Kent College of Law, Illinois Institute of Technology, and his B.A. from the University of Wisconsin.
We believe Mr. Levin is qualified to serve on our Board due, among other things, to his extensive experience and knowledge as an executive for technology companies, and his service as a member of Old DK’s board.
Shalom Meckenzie is an entrepreneur who founded SBTech in July 2007 and served as a director until May 2014. Mr. Meckenzie served as a director of Old DK from December 2013 to April 2020 and has served on our Board since April 2020. He currently serves as a member of the board of directors of A.L. Skyshield Ltd (since May 2014) which is a holding company for real estate property. Mr. Meckenzie also served as a member of the board of directors of Gaming Tech Ltd., from June 2003 until January 2018, which is a subsidiary of SBTech that provides general and administration, marketing support and research and development services.
We believe Mr. Meckenzie is qualified to serve on our Board due, among other things, to his experience and background in managing large-scale international corporations, including over a decade of experience in the online sports betting and online gaming industries, as well as his service as a member of the board of directors of numerous companies.
Jocelyn Moore has served on our Board since September 2020 and is currently a Venture Partner at Ozone X Ventures in New York and serves as the Executive-in-Residence at The Gathering Spot in Atlanta. With experience working across multiple disciplines, Ms. Moore advises CEOs, executive teams and boards of directors on strategic communications, crisis and risk management, regulatory affairs, corporate social responsibility, operations, organizational change and diversity. Previously, from June 2018 until April 2020, Ms. Moore was Executive Vice President of Communications and Public Affairs at the National Football League (“NFL”). As the NFL’s Global Chief Communications Officer, she was a member of the executive leadership team and responsible for managing the league’s corporate affairs. From July 2016 to June 2018, Ms. Moore was Senior Vice President of Public Policy and Government Affairs at the NFL. As Head of the NFL’s Washington, D.C. office, she led the league’s public policy agenda and managed the league’s political action committee. Prior to joining the NFL, from September 2015 until July 2016, Ms. Moore served as a Managing Director of The Glover Park Group, a leading national communications and government affairs consulting firm. She also spent 15 years in various staff positions in the United States Senate, most recently as the Deputy Staff Director of the Senate Finance Committee. Ms. Moore is a member of the West Virginia University Health System Board of Directors, where she serves on the Quality & Patient Safety Committee. She serves on the University of Florida Foundation National Board of Directors, where she is a member of the audit committee, as well as on the University of Florida Alumni Association Board of Directors, where she is a member of the Executive Committee. Ms. Moore is also a member of the Board of Directors of International Social Service, USA, located in Baltimore, Maryland, and the DC Rape Crisis Center in Washington, D.C. Ms. Moore holds a B.A. in English and an M.Ed. in Student Personnel in Higher Education, both from the University of Florida.
We believe Ms. Moore is qualified to serve on our Board due, among other things, to her experience and background in managing large-scale corporations, including experience in the front office of the NFL, as well as her service as a member of the board of directors of numerous entities.
Ryan R. Moore co-founded Accomplice Management, LLC, a venture capital firm, in January 2015 and is a founding investor in several technology companies. Mr. Moore served as a director of Old DK from February 2012 to April 2020 and has served on our Board since April 2020. He currently sits on the board of several privately held companies. Mr. Moore began his career at SoftBank Capital Partners LP (“Softbank”), a venture capital firm. Later, he was investment team member of GrandBanks Capital, which invested primarily in early stage technology companies. He joined Atlas Advisors, Inc., the predecessor to Accomplice, which focuses its investments on early-stage companies, where he was a Partner from August 2011 to December of 2014. Mr. Moore received his A.B. in Economics from Princeton University.
We believe Mr. Moore is qualified to serve on our Board due, among other things, to his extensive investment experience and background, including experience in the eSports industry, as well as his service as a member of the board of directors of Old DK and numerous other companies.
Valerie Mosley has served on our Board since September 2020 and is the founder and Chief Executive Officer of Upward Wealth, a wealth-tech platform that helps hardworking Americans grow their net worth. Ms. Mosley advises and invests in companies that add value to investors and society through Valmo Ventures. Ms. Mosley has been with Upward Wealth since 2012. Previously, from January 1992 until June 2012, Ms. Mosley served in multiple roles at Wellington Management Company, LLP (“Wellington Management”), a trillion-dollar global money management firm, including as Senior Vice President, Partner, Portfolio Manager and Investment Strategist. During her 20-year tenure at Wellington Management, she directly managed billions of dollars for clients and also chaired the firm’s Industry Strategy Group, charged with taking a long-term perspective to identify headwinds and tailwinds impacting industries. Ms. Mosley began her career at Chase Manhattan Bank, where she was a Commercial Lending Officer for financial institutions. She also worked in institutional corporate bond sales at Kidder Peabody and at P.G. Corbin Asset Management as its Chief Investment Officer before moving on to Wellington Management. Ms. Mosley currently serves on the Board of Directors of Eaton Vance’s family of mutual funds, where she is chair of the governance committee and a member of the investment committee and audit committee, Dynex Capital, Inc. (NYSE: DX), a mortgage REIT, where she is a member of the nominating committee and investment committee, Groupon, Inc. (Nasdaq: GRPN), an online marketplace company, where she is a member of the nominating committee, Envestnet, Inc. (NYSE: ENV), a wealth management services and technology company, where she is a member of the nominating and governance committee and compliance and information security committee and Progress Investment Management Company, a privately held Fund of Funds. Ms. Mosley also serves on New York State’s Common Retirement Pension Fund Investment Advisory Committee and the UAE Retiree Medical Benefits Trust’s Investment Risk Advisory Committee. In addition, she also serves on the Board of New Profit, a philanthropic venture firm, and is a founding member of the American Red Cross of Massachusetts Bay Tiffany Circle Society of Women Leaders. Ms. Mosley holds a B.A. in History from Duke University and a M.B.A. from the Wharton School of Business at the University of Pennsylvania, with a specialty in finance.
We believe Ms. Mosley is qualified to serve on our Board due, among other things, to her extensive investment experience and background, including her experience serving as a member of the boards and committees of several large U.S. public companies.
Steven J. Murray is the Managing Partner of Revolution Growth III, LP (together with its affiliates, “Revolution”), a venture capital firm, where he has worked since January 2016. Mr. Murray served as a director of Old DK from August 2016 to April 2020 and has served on our Board since April 2020. Prior to joining Revolution, Mr. Murray worked for Softbank, a venture capital firm, from April 1996 to January 2016, where he most recently served as a Partner. Prior to joining Softbank, he worked for Deloitte & Touche LLP, where he specialized in high-growth technology based businesses. Mr. Murray currently serves as a member of the board of directors of a number of private Revolution portfolio companies, including: BigCommerce, Inc. (since June 2018) where he sits on the audit committee, which is the world’s leading open SaaS ecommerce platform for fast-growing and established brands; Convene Holding Company LLC (since June 2018), which offers full-service, technology-enabled meeting, event and flexible workspaces; Glowforge Inc. (since August 2019), which manufactures 3D laser printers; Interactions Corporation (since June 2013), which uses artificial intelligence to create virtual assistant customer service products for companies; and InVenture Capital Corporation d/b/a Tala (since March 2018), which provides financial products and services to underbanked individuals in developing nations. From June 2013 until January 2021, Mr. Murray served as a member of the board of directors of Fitbit, Inc. (NYSE: FIT), which offers wireless-enabled wearable technology devices and activity trackers. Mr. Murray received his B.S. in Accounting from Boston College in 1990.
We believe Mr. Murray is qualified to serve on our Board due, among other things, to his experience as a member of the board of directors of both public and private companies, including Old DK, and expertise in fundraising, management of high-growth companies and all levels of corporate governance.
Hany M. Nada co-founded ACME Capital, a venture capital firm, in January 2019 and serves as a member of its board of directors and as one of the firm’s partners. Mr. Nada served as a director of Old DK from August 2016 to April 2020 and has served on our Board since April 2020. Prior to co-founding ACME Capital, Mr. Nada co-founded GGV Capital LLC (formerly Granite Global Ventures, “GGV”), a venture capital firm, in 2000, and served as a Managing Director at the firm from 2000 until October 2016 and as a Venture Partner from November 2016 until October 2018. Prior to co-founding GGV, Mr. Nada served as Managing Director and Senior Research Analyst at Piper Sandler & Co. f/k/a Piper Jaffray & Co, an investment banking firm, specializing in Internet software and e-infrastructure. Mr. Nada currently serves as a member of the board of directors of several companies, including: Glu Mobile (Nasdaq: GLUU) (since April 2005), in which he sits on the audit committee, compensation committee and strategy committee; ArchByte (since December 2019), and Vocera Communications, Inc. and Tudou, both publicly traded companies. In addition, Mr. Nada is an observer on the board of directors of Houzz, Inc, IonQ and Uhnder. Mr. Nada received his B.S. in Economics and his B.A. in Political Science from the University of Minnesota.
We believe Mr. Nada is qualified to serve on our Board due, among other things, to his experience in the venture capital industry, with a focus on software, wireless applications and multimedia, his expertise and insights in technology companies gained during his tenure as Managing Director and Senior Research Analyst at Piper Jaffray & Co., his experience as a director of technology companies and his service as a member of Old DK’s board.
John S. Salter is a co-founder and partner of Raine, an integrated merchant bank advising and investing in high growth sectors of technology, media and telecommunications, where he is responsible for Raine’s digital media and gaming practice. Mr. Salter served as a director of Old DK from August 2014 to April 2020 and has served on our Board since April 2020. Prior to co-founding Raine in May 2009, he was the Global Head of Digital Media at UBS Investment Bank in the Technology, Media and Telecommunications Group. Prior to joining UBS Investment Bank, Mr. Salter worked for Volpe, Brown, Whelan & Co., a boutique investment bank focused on technology and health care companies. In addition, he serves as a member of the board of directors of the following portfolio companies of Raine’s investment management arm: Zumba Fitness (since February 2012), which is a global leader in dance fitness; Huuuge Games (since September 2017), which develops casual video games played on mobile devices and PCs; Beachbody (since December 2018), a creator of premium at-home fitness programs and nutritional products; and Play Games 24x7 (since October 2019), one of India’s largest gaming companies. Mr. Salter received his B.A. from Stanford University.
We believe Mr. Salter is qualified to serve on our Board due, among other things, to his extensive background and experience in leading transactions in the media and technology industries and his service as a member of the board of directors of numerous companies, including Old DK and others in the gaming industry.
Marni M. Walden retired from Verizon Communications Inc. (“Verizon”), which provides wireless phone services, Internet access, global enterprise solutions and digital television services, in February 2018, where she most recently served as a Strategic Advisor from January 2018 to February 2018, and prior to that, served as President and Executive Vice President of Global Media and Telematics from March 2016 to January 2018, in which she built new revenue streams for Verizon and guided strategy for Verizon Media and the Connected Vehicle business, and as President and Executive Vice President of Product Innovation from May 2014 to March 2016, in which she led global strategy, venture and technology teams across all lines of business for Verizon. During her tenure at Verizon, as the company’s top-ranking female executive, Ms. Walden lead multiple acquisitions and integrations including Yahoo, AOL, Fleetmatics, Telogis, Altel and RCC. Ms. Walden served as a director at Old DK from October 2018 to April 2020 and has served on our Board since April 2020. Ms. Walden’s prior experiences include working for other wireless service providers including AT&T Inc., McCaw Communications, LLC and General Cellular Corporation. In addition, she served as Chief Operating Officer, from January 2011 to May 2014, and separately as Chief Marketing Officer, from October 2010 to January 2011, of Verizon Wireless, Inc. (f/k/aCellco Partnership), a wireless telecommunications carrier. Ms. Walden currently serves as a member of the board of directors of Globetouch Inc. d/b/a Airlinq Inc. (since February 2017), which develops & deploys large scale connected applications around smart mobility and ecosystem monetization; Persado Inc. (since June 2018), which uses artificial intelligence to generate language for digital marketing; and Loon LLC (since January 2019), which partners with mobile network operators globally to expand the reach of their LTE service. From April 2018 until July 2020, Ms. Walden served as a member of the board of directors of 4C Insights, Inc., which provides a self-service intelligence platform for marketers. She also serves as an advisor to Goldman Sachs and New Mountain Capital, as well as various private companies, including Transformco, Opensignal Limited. Inc, and Life Impact Solutions, Inc. d/b/a Mobilize Solutions. Ms. Walden attended California State University, Chico, where she majored in English and minored in Communications.
We believe Ms. Walden is qualified to serve on our Board due, among other things, to her over 20 years’ experience in telecommunications, technology and media, including her leadership roles at Verizon, where she gained extensive experience managing multi-billion dollar lines of business and leading transformative M&A activities and digital transformations, as well as her service as a member of the board of directors of Old DK and numerous other public and private companies.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 90% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Robins has indicated his intention to vote in favor of each of the nominees set forth in Proposal

No. 1. Accordingly, election of all of the nominees set forth in Proposal No. 1 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF
ALL OF THE NOMINEES NAMED HEREIN (ITEM NO. 1 ON THE ENCLOSED PROXY CARD).

EXECUTIVE OFFICERS
General
The table below identifies, and provide certain information concerning, our current executive officers other than our current Chief Executive Officer, President, DraftKings North America and President, Global Technology and Product, whose information is included above.
Name	Position	Age
R. Stanton Dodge	Chief Legal Officer and Secretary	53
Jason K. Park	Chief Financial Officer	44
Erik Bradbury	Chief Accounting Officer	43
R. Stanton Dodge is our Chief Legal Officer and Secretary. Mr. Dodge joined Old DK in that capacity in November 2017, and is responsible for all legal and government affairs and oversees Corporate Communications for DraftKings. Prior to joining DraftKings, Mr. Dodge served as Executive Vice President, General Counsel and Secretary of DISH Network Corporation (Nasdaq: DISH) from June 2007 to October 2017, where he was responsible for all legal and government affairs and oversaw corporate communications. Mr. Dodge serves on the board of directors of EchoStar Corporation (Nasdaq: SATS). In addition, Mr. Dodge was appointed to the State of Colorado, Supreme Court Nominating Commission on January 1, 2018 to serve a six-year term on the commission tasked with recommending nominees to fill vacancies on the Colorado Supreme Court and the Colorado Court of Appeals. Mr. Dodge received his J.D., magna cum laude, from Suffolk University Law School and his B.S. in Accounting from the University of Vermont.
Jason K. Park is our Chief Financial Officer. Mr. Park joined Old DK in that capacity in June 2019, and is responsible for the accounting, tax, treasury, financial planning and analysis and investor relations departments. Mr. Park also serves as a member of the board of directors of Pine Street Inn, a non-profit organization that partners with homeless individuals to help them find and retain housing; and Corner Growth Acquisition Corp. (Nasdaq: COOL.U) (since December 2020), a special-purpose acquisition company formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily within technology industries. Prior to joining DraftKings, from January 2009 to June 2019, Mr. Park worked at Bain Capital Private Equity (“Bain Capital”) where he was an Operating Partner and focused on technology investments. For more than 10 years, Mr. Park worked collaboratively with chief executive officers, chief financial officers and management teams to develop and achieve value creation plans. Before Bain Capital, Mr. Park was an Associate Partner at McKinsey & Company. Mr. Park has previously served as a director of Central Square Technologies. Mr. Park received his MBA from the Wharton School at the University of Pennsylvania and a MAcc (Master of Accountancy) and a B.B.A. from the University of Michigan.
Erik Bradbury is our Chief Accounting Officer. Mr. Bradbury joined DraftKings in that capacity in September 2020, and is responsible for the Company’s accounting functions, including SEC and regulatory reporting, operational accounting, accounting policy and development of relevant accounting positions. Prior to joining DraftKings, Mr. Bradbury has over 16 years of experience, most recently as a Partner with Ernst & Young, from July 2017 to September 2020. From September 2015 until September 2017, Mr. Bradbury served as a Professional Accounting Fellow at Financial Executives International. Prior to his role as a Professional Accounting Fellow, Mr. Bradbury spent 11 years in Ernst & Young’s U.S. Assurance practice where he served in multiple roles, including within the National Professional Practice Group, Financial Accounting Advisory Services practices and as an auditor. Mr. Bradbury holds a Bachelor’s degree in accounting from Brigham Young University and is a Certified Public Accountant.

CORPORATE GOVERNANCE MATTERS
Board of Directors and Committees and Selection Process
Our Board held 11 meetings in 2020 and acted by unanimous written consent on 6 occasions during 2020. Each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which he or she served.
Directors are elected annually and serve until their successors are duly elected and qualified or their earlier resignation or removal. Officers serve at the discretion of the Board.
Director Independence; Controlled Company Exemption
Mr. Robins is the beneficial owner of all the outstanding shares of our Class B Shares and controls a majority of the voting power of our outstanding capital stock, as a result of which Mr. Robins has the power to elect a majority of our directors. Pursuant to The Nasdaq Stock Market (“NASDAQ”) listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” Therefore, we are not subject to NASDAQ listing standards that would otherwise require us to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a board of directors composed of a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Our Board currently consists of fifteen directors, of whom Mr. Isaacs, Mr. Levin, Ms. J. Moore, Mr. R. Moore, Ms. Mosley, Mr. Murray, Mr. Nada, Mr. Rosenblatt, Mr. Salter, Mr. Sloan and Ms. Walden are “independent directors,” as defined in NASDAQ listing standards and applicable SEC rules.
The charters of our audit, compensation, nominating and corporate governance and compliance committees are available free of charge on the investor relations section of our website at www.draftkings.com. The function and authority of these committees are described below:
Audit Committee
The audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:
•
appoints our independent registered public accounting firm;

•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•
determines the engagement of the independent registered public accounting firm;

•
reviews and approves the scope of the annual audit and the audit fee;

•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•
reviews our critical accounting policies and estimates; and

•
reviews the audit committee charter and the committee’s performance at least annually.

Our audit committee consists of Mr. R. Moore, Ms. Mosley, Mr. Murray and Mr. Nada, with Mr. Murray serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board of Directors has determined that all of the members of the audit committee are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ with respect to audit committee membership. The Board has also determined that Mr. Murray qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. During 2020, the audit committee held 4 meetings and acted by unanimous written consent on 3 occasions.
Compensation Committee
Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee:
•
reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•
determines the compensation of our Chief Executive Officer and recommends the compensation of the other executive officers to the Board;

•
determines the issuance of stock options and other awards under our stock plans to the Chief Executive Officer and other executive officers;

•
recommends to our Board of Directors the issuance of all other stock options and other awards under our stock plans; and

•
reviews the compensation committee charter at least annually.

The compensation committee consists of Ms. J. Moore, Mr. R. Moore, Mr. Rosenblatt and Mr. Nada, with Mr. Nada serving as the chair of the committee. Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a compensation committee composed entirely of independent directors; however, each of the members of our compensation committee is independent as defined in NASDAQ listing standards, and each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Code. During 2020, the compensation committee held 4 meetings and acted by unanimous written consent on 6 occasions.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.
The nominating and corporate governance committee consists of Messrs. Levin, Murray, Salter and Sloan and Ms. Walden, with Mr. Sloan serving as the chair of the committee. Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a nominating and corporate governance committee composed entirely of independent directors; however, each of the members of the nominating and corporate governance committee is an independent director as defined in NASDAQ listing standards. During 2020, the nominating and corporate governance committee held 2 meetings.

Compliance Committee
The compliance committee oversees our non-financial compliance matters. Among other matters, the compliance committee:
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identifies, reviews and analyzes laws and regulations applicable to us;

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recommends to the Board, and monitors the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•
reviews significant compliance risk areas identified by management;

•
discusses periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•
monitors compliance with, authorize waivers of, investigate alleged breaches of and enforce our non-financial compliance programs; and

•
reviews our procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

The compliance committee consists of Messrs. Isaacs, Liberman and Salter and Ms. Walden, with Mr. Salter serving as the chair of the committee. During 2020, the compliance committee held 4 meetings.
Board Leadership Structure
The Company combines the positions of Chief Executive Officer and Chairman of the Board. The Company believes that the Chief Executive Officer, as a Company executive, is in the best position to fulfill the Chairman’s responsibilities, including those related to identifying emerging issues facing the Company, communicating essential information to the Board about the Company’s performance and strategies, and proposing agendas for the Board. We believe his in-depth knowledge of the Company and his extensive executive and management experience makes him uniquely well positioned to lead the Board in developing and monitoring the strategic direction of the Company.
Board’s Role in Risk Oversight
The Board has ultimate responsibility for oversight of the Company’s risk management processes. The Board discharges this oversight responsibility through regular reports received from and discussions with senior management on areas of material risk exposure to the Company. These reports and Board discussions include, among other things, operational, financial, legal and regulatory, and strategic risks. Additionally, the Company’s risk management processes are intended to identify, manage, and control risks so that they are appropriate considering the Company’s scope, operations, and business objectives. The full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate members of senior management to enable its members to understand and provide input to, and oversight of, our risk identification, risk management, and risk mitigation strategies. The audit committee also meets regularly in executive session without management present to, among other things, discuss the Company’s risk management culture and processes. For example, as part of its charter, our audit committee is responsible for, among other things, discussing the Company’s policies with respect to risk assessment and risk management, and reviewing contingent liabilities and risks that may be material to the Company. In addition, the compliance committee monitors risks relating to certain compliance matters, such as those described in the section “Compliance Committee,” and recommends appropriate actions in response to those risks. When a committee receives a report from a member of management regarding areas of risk, the chair of the relevant committee is expected to report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility. The Board or applicable committee also has authority to engage external advisors to the extent necessary or appropriate.

Other Information about the Board of Directors
Compensation Committee Interlocks and Insider Participation
The compensation committee consists of Messrs. Levin, R. Moore, Nada and Rosenblatt. None of the members of the compensation committee has at any time been an officer or employee of DraftKings. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers on our compensation committee or Board of Directors.
Code of Business Ethics
We have adopted a code of business ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business ethics is available on our website at www.draftkings.com. To the extent required by law, we expect to disclose any amendments to the code, or any waivers of its requirements, on our website.
Annual Meeting Attendance
Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings. We expect that all of our directors will attend the 2021 Annual Meeting.
Board Criteria
In considering whether to recommend a prospective nominee for selection by the Board, including candidates recommended by shareholders, the nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. However, DraftKings believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The nominating and corporate governance committee recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of, among other things, experience, knowledge, and abilities required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.
A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Chief Legal Officer and Secretary or any member of the nominating and corporate governance committee in writing with whatever supporting material the shareholder considers appropriate. The nominating and corporate governance committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s Bylaws relating to shareholder nominations. Communications can be directed to the Company’s Chief Legal Officer and Secretary or any member of the nominating and corporate governance committee in accordance with the process described in “Shareholder Communications” below.
Environmental, Social and Governance Highlights
We believe our focus on corporate responsibility, ethics and enterprise risk management protects the long-term interests of our stockholders. A key component of our corporate strategy and risk management programs is oversight by our Board and most senior leaders as well as every one of our employees, because how responsibly we run our business is intrinsically tied to achieving operational excellence. These responsibilities require us to evaluate and monitor our environmental, social and governance (“ESG”) practices, which go hand-in-hand with generating value for our stockholders.
To support our efforts in this area, we created a sustainability working group in 2020, consisting of dedicated internal resources and external advisors to address the ESG factors that are material to our business. Our sustainability working group evaluated potential ESG risks and opportunities relevant to our company based on the views held by our stakeholders, and aspects of leading ESG frameworks established by the United Nations Sustainable Development Goals, the Sustainability Accounting Standard Board and the Task Force on Climate-related Financial Disclosures. In 2020, we also implemented work environment enhancements to accelerate and implement the Company’s Inclusion, Equity and Belonging (“IEB”) philosophy. Out of our commitment to action and accountability to promote a more inclusive workplace at DraftKings, the Board and management announced an investment of an additional $1 million annually toward our IEB initiatives. A core tenet of DraftKings’ IEB philosophy is the promotion and maintenance of parity in opportunity across the employee lifecycle, from the moment of hire through an employee’s career progression at our Company. DraftKings views inclusiveness as a long-term priority and believes that when we create a workplace where our colleagues are engaged, committed and empowered for the long-term, we are better positioned to create value for our Company, as well as for our stockholders. Our IEB program is a multi-year commitment we make to our employees and will continue to orient the Company to provide parity in opportunity for all employees.
We plan to publish ESG reports on a regular basis showcasing our commitment to considering the environmental, social, and governance aspects of our business (the “ESG Report”). Our 2020 ESG Report is available on our website “ESG” tab or using the following link: https://draftkings.gcs-web.com/esg.
For further details about our commitment to improving environmental, social, and governance aspects of our business, please see our 2020 ESG Report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares of Class B Common Stock	%	% of Total Voting Power
Current Directors and Executive Officers
Jason Robins(1)(2)(3)	16,610,874	4.2%	393,013,951	100%	91.2%
Matthew Kalish(1)(3)(4)	6,353,881	1.6%	—	—	*
Paul Liberman(1)(3)(5)	6,954,105	1.7%	—	—	*
M. Gavin Isaacs(1)(6)	651,799	*	—	—	*
Woodrow Levin(1)(3)(7)	392,881	*	—	—	*
Shalom Meckenzie(8)	22,387,536	5.6%	—	—	*
Jocelyn Moore(1)(9)	3,990	*	—	—	*
Ryan R. Moore(1)(3)(10)	8,552,669	2.2%	—	—	*
Valerie Mosley(1)(11)	3,990	*	—	—	*
Steven J. Murray(1)(3)(12)	5,264,443	1.3%	—	—	*
Hany M. Nada(1)(13)	5,376,519	1.4%	—	—	*
Richard Rosenblatt(1)(14)	217,750	*	—	—	*
John S. Salter(1)(15)	16,907,236	4.3%	—	—	*
Harry E. Sloan(16)	2,742,130	*	—	—	*
Marni M. Walden(1)(17)	144,956	*	—	—	*
R. Stanton Dodge(1)(18)	3,633,242	*	—	—	*
Jason Park(1)(19)	1,004,634	*	—	—	*
All Directors and Executive Officers as a Group (17 Individuals)	97,202,635	24.4%	393,013,951	100%	93.1%
Five Percent Holders
The Vanguard Group(20)	23,505,638	5.9%	—	—	*
Shalom Meckenzie(8)	22,387,536	5.6%	—	—	*

*
Less than one percent.

(1)
The business address of each of these shareholders is 222 Berkeley Street, Fifth Floor, Boston, MA 02116.

(2)
Includes 5,193,518 shares of Class A common stock and 11,269,874 vested options exercisable for shares of Class A common stock beneficially owned by Mr. Robins, our Chief Executive Officer and Chairman of the Board, Jason Robins Revocable Trust u/d/t January 8, 2014, Robins Family Trust, Jason Robins 2020 Trust and/or Robins Grantor Retained Annuity Trust of 2020 and Robins Family LLC, for which Mr. Robins has sole investment and voting power. Also includes 139,412 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Robins is a party to the Stockholders Agreement.

(3)
Includes such holder’s pro rata portion of Class A common stock underlying the private placement warrants transferred from Eagle Equity Partners and Harry Sloan to equityholders of Old DK that became exercisable on May 23, 2020 as follows: 8,070 shares to Mr. Robins and entities affiliated with him; 7,174 shares to Mr. Kalish and entities affiliated with him; 6,792 shares to Mr. Liberman and entities affiliated with him; 1,983 shares to Mr. Levin and entities affiliated with him; 63,450 shares to Mr. Moore through entities affiliated with him; 47,317 to Mr. Murray through an entity affiliated with him.

(4)
Includes 2,484,908 shares of Class A common stock and 3,841,687 vested options exercisable for shares of Class A common stock beneficially owned by Mr. Kalish, our President, DraftKings North

America, and Director, Kalish Family 2020 Irrevocable Trusts and Matthew P. Kalish 2020 Trust, for which Mr. Kalish has sole investment and voting power. Also includes 20,112 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Kalish is a party to the Stockholders Agreement.
(5)
Includes 2,773,826 shares of Class A common stock and 4,144,127 vested options exercisable for shares of Class A common stock beneficially owned by Mr. Liberman, our President, Global Technology and Product, and Director, Paul Liberman 2015 Revocable Trust dated May 12, 2015, Paul Liberman 2020 Trust, Liberman Grantor Retained Annuity Trust of 2020 and Rachel Nager Liberman 2015 Revocable Trust and Paul Liberman 2020 Irrevocable Trust, for which Mr. Liberman has sole investment and voting power. Also includes 29,360 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Liberman is a party to the Stockholders Agreement.

(6)
Includes 160,825 shares of Class A common stock, 479,285 vested options exercisable for shares of Class A common stock and 11,689 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days.

(7)
Includes 274,436 shares of Class A common stock and 104,730 vested options exercisable for shares of Class A common stock beneficially owned by Levin Family 2015 Irrevocable Trust, Levin 2020 Irrevocable Trust and Levin 2020 Family Irrevocable Trust, for which Mr. Levin has sole investment and voting power. Also includes 11,732 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Levin is a party to the Stockholders Agreement.

(8)
Includes 22,375,875 shares of Class A common stock held for the benefit of Mr. Meckenzie by IBI Trust Management. The business address of Mr. Meckenzie is c/o Herzog Fox & Neeman, Asia House, 4 Weizman St. Tel Aviv 6423904, Israel. Also includes 11,661 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Meckenzie is party to the Stockholders Agreement.

(9)
Includes 3,990 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days.

(10)
Represents shares of Class A common stock held by Accomplice Fund I, L.P., Accomplice Fund II, L.P., Accomplice Management Holdings, LLC and Atlas Venture Fund VIII, L.P., for which Mr. Moore shares investment and voting control. Mr. Moore disclaims beneficial ownership of all shares except to the extent of his pecuniary interest, if any, therein. Also includes 11,760 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Moore is a party to the Stockholders Agreement.

(11)
Includes 3,990 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days.

(12)
Represents shares of Class A common stock held by Revolution Growth III, LP. Mr. Murray is the operating manager of the ultimate general partner of Revolution Growth III, LP and may be deemed to have voting and dispositive power with respect to the securities held by Revolution Growth III, LP. Also includes 11,802 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Murray is a party to the Stockholders Agreement.

(13)
Represents shares of Class A common stock held by ACME SPV DK, LLC, for which Mr. Nada shares investment and voting control. Also includes 11,816 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Nada is a party to the Stockholders Agreement.

(14)
Includes 2,230 shares of Class A common stock, 215,520 vested options exercisable for shares of Class A common stock. Mr. Rosenblatt is a party to the Stockholders Agreement.

(15)
Represents shares of Class A common stock held by RPII DK LLC, for which Mr. Salter shares investment and voting control. Also includes 11,746 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Salter is a party to the Stockholders Agreement.

(16)
Includes 2,730,412 shares of Class A common stock (i) beneficially owned by Mr. Sloan and (ii) held by The Landmark South Dakota Trust UAD 11/20/14, over which Mr. Sloan disclaims beneficial ownership. Mr. Sloan’s business address is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067. Also includes 11,718 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Sloan is a party to the Stockholders Agreement.

(17)
Includes 1,439 shares of Class A common stock, 139,899 vested options exercisable for shares of Class A common stock and 3,618 shares underlying unvested options to purchase Class A common stock that will vest within 60 days. Ms. Walden is a party to the Stockholders Agreement.

(18)
Includes 239,684 shares of Class A common stock, 3,386,190 vested options exercisable for shares of Class A common stock and 7,368 shares underlying unvested options to purchase Class A common stock and restricted stock units that will vest within 60 days, beneficially owned by Mr. Dodge, our Chief Legal Officer and Secretary. Mr. Dodge is a party to the Stockholders Agreement.

(19)
Includes 264,661 shares of Class A common stock, 699,131 vested options exercisable for shares of Class A common stock and 40,842 shares underlying unvested options to purchase Class A common stock and restricted stock units that will vest within 60 days, beneficially owned by Mr. Park, our Chief Financial Officer and the Park Family 2021 Grantor Retained Annuity Trust. Mr. Park is a party to the Stockholders Agreement.

(20)
The business address of the Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has sole voting power as to 0 shares of Class A common stock and sole dispositive power as to 23,186,256 shares of Class A common stock. In addition, of the shares of Class A common stock beneficially owned, Vanguard has shared voting power as to 146,431 shares of Class A common stock and shared dispositive power as to 319,382 shares of Class A common stock. The foregoing information is based solely upon a Schedule 13G filed by Vanguard with the SEC on February 10, 2021.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. A Form 4 was not timely filed with the SEC reporting the vesting of restricted stock units on September 12, 2020 and September 23, 2020 for Mr. Dodge; however, a Form 4 corresponding to each reporting event was subsequently filed with the SEC on September 17, 2020 and September 28, 2020, respectively. A Form 4 was not timely filed with the SEC reporting the vesting of restricted stock units on September 12, 2020 for each of Mr. Robins, Mr. Liberman, Mr. Kalish and Mr. Park; however, a Form 4 corresponding to each reporting event was subsequently filed with the SEC on September 17, 2020.
To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2020, there were no other failures to timely file reports by persons required to file reports under Section 16(a) of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS
Prior to the Business Combination in April 2020, none of our officers received any cash compensation for services rendered to us. Accordingly, this Compensation Discussion and Analysis (“CD&A”) relates to the compensation of executive officers of Old DK who became our executive officers following the Business Combination.
The compensation of these executive officers for the portion of 2020 prior to the Business Combination was determined by Old DK. Upon consummation of the Business Combination, our Board of Directors (the “Board”) established a Compensation Committee consisting of Mr. Nada, the chairperson, Mr. R. Moore and Mr. Rosenblatt, with Ms. J. Moore, joining in September (together with the compensation committee of Old DK prior to the Business Combination as applicable, the “Compensation Committee”), which was responsible for determining our executive compensation following the Business Combination. The Compensation Committee’s written charter is available on the DraftKings website at draftkings.gcs-web.com/governance/documents-and-charters.
In accordance with SEC rules and regulations, our Named Executive Officers (“NEOs”) for 2020 include our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers serving as executive officers on December 31, 2020. Our NEOs for 2020 are our five executives shown below, who became our executive officers following the Business Combination, and Jeff Sagansky and Eli Baker, who were our CEO and CFO, respectively, prior to the Business Combination. This CD&A only discusses the compensation of our five NEOs who became our executive officers following the Business Combination since our executive officers prior to the Business Combination did not receive any cash compensation for service rendered to us.
Jason Robins, Co-Founder, Chief Executive Officer and Chairman of the Board
Jason Robins is the co-founder, CEO and Chairman of the Board at DraftKings. Robins co-founded DraftKings in 2011 and oversees the Company’s global strategy and operations.
In the early stages of the Company, Robins was responsible for the impressive roster of investors spanning the sports and tech industries, in addition to facilitating the Company’s relationships with all of the major American sports leagues and catapulting DraftKings to a national household name synonymous with sports. Robins also led the efforts at DraftKings to work with policy makers and regulators to pass smart daily fantasy sports, sports betting and iGaming legislation which has enabled the Company’s growth and expansion in the U.S. and abroad. With Robins at the helm, in April 2020, DraftKings became a publicly traded company via a SPAC on the Nasdaq. After the completion of the Business Combination, DraftKings became the only U.S.-based, vertically integrated sports betting and online gaming company.
Robins’ work has been recognized by the media and his peers, both nationally and locally in Boston. Recognition includes: Fortune’s “40 Under 40” list of the most influential people in business, appearing on that issue’s cover, Sports Business Journal’s “40 Under 40,” and, in 2020, “The People Who Influenced Sports Business in 2020,” and was also named as the 2020 ‘American Executive of the Year’ by the Global Gaming Awards.
Robins attended Duke University, where he received his degree in economics and computer science.

Matt Kalish, Co-Founder and President, DraftKings North America
Matt Kalish is President of DraftKings North America. Kalish co-founded DraftKings in 2011 and is accountable for North America revenue. Kalish oversees marketing, analytics and business operations for fantasy sports, sports betting and iGaming. In the early days of DraftKings, Kalish was known as the one with the initial idea for the company.
Kalish, a lifelong fan of fantasy sports, sports betting, and strategy games, combined his experience in corporate analytics and e-commerce to become the “game master” of DraftKings.
Kalish has led his team to go beyond the industry standards through the development of a customer-centric approach to all of DraftKings’ products and experiences. Through his unique and creative promotions and implementation of strategic elements from the Company’s wide-ranging relationships, DraftKings has become an early leader in the sports betting and iGaming industries, as well as distinguished itself as the top-rated mobile sportsbook in the U.S.
Kalish was named to SBJ’s class of 2019 “Forty Under 40.” He received his MBA from Boston College and holds degrees in economics and computer science from Columbia University.
Paul Liberman, Co-Founder and President, Global Technology and Product
Paul Liberman is President of Global Technology and Product. Liberman co-founded DraftKings in 2011 and maintains strategic leadership and global accountability for DraftKings’ technology platform, product, and IT functions. He has acted as CTO, CMO, and COO before moving into his current position as President, Global Technology and Product.
Liberman’s data-driven mindset has been instrumental in catapulting DraftKings from a small Boston start-up to a global sports-tech entertainment enterprise. Through his work in developing a flexible product suite, DraftKings was able to quickly expand its DFS product into states as the industry rapidly grew post-2016. Building from this same technology, after PASPA was overturned in 2018, Liberman led the development, and rapid expansion, of DraftKings Sportsbook, which allowed the business to be among the first movers in new jurisdictions and to be operational in more states with a mobile sportsbook product than any other operator.
Under his direction, Liberman’s team has developed award-winning, stand-alone apps and products including DraftKings’ Daily Fantasy Sports app, as well the top-rated DraftKings Sportsbook and casino products.
Moreover, Liberman maintains a focus on DraftKings’ consumer protections and responsible gaming measures to ensure the company maintains high standards of integrity and player safety, and is continuously optimizing the protections in place in the best interest of its customers and community.
Liberman was named to Boston Business Journal’s “40 Under 40” list of the most influential people in Boston and was also named a member of the Leaders Sports Awards “Leaders Under 40 Class of 2020.” He attended Worcester Polytechnic Institute where he received his degree in electrical engineering and computer science.

R. Stanton Dodge, Chief Legal Officer
R. Stanton Dodge joined DraftKings as Chief Legal Officer in November 2017. In his position, Dodge oversees DraftKings’ legal, government affairs and communications teams, leading DraftKings’ future growth in passing smart legislation and is a key figure in positioning DraftKings to enter new markets and seize new business opportunities.
Prior to DraftKings, Dodge worked at DISH Network for more than 20 years in positions of increasing responsibility in the legal department, most recently as executive vice president, general counsel and secretary of DISH, responsible for all legal and government affairs and corporate communications.
Dodge received his degree in accounting from the University of Vermont, and his Juris Doctor, magna cum laude, from Suffolk University Law School.
Jason Park, Chief Financial Officer
Jason Park joined DraftKings as Chief Financial Officer in June 2019. Park is responsible for Accounting, FP&A, Tax, Treasury, and Investor Relations. In addition, Park provides strategic guidance to Jason Robins and the rest of the senior management team to help boost the Company’s success as it pursues its multi-year growth plan. Park played an instrumental role in executing the Company’s Business Combination and subsequent listing on the Nasdaq, as well as overseeing the successive rounds of capital market fundraising.
Prior to DraftKings, Park worked at Bain Capital Private Equity where he was an Operating Partner and focused on technology investments. For more than 10 years, Park worked collaboratively with CEOs, CFOs, and management teams to develop and achieve value creation plans. Before Bain Capital, Park spent eight years with McKinsey & Company.
Park holds an MBA from the Wharton School at the University of Pennsylvania and a MAcc (Master of Accountancy) and a BBA from the University of Michigan.

Business Highlights:
Following the Business Combination, DraftKings has experienced rapid growth driven by the leadership of our executive team. In the years since the Supreme Court struck down the Professional and Amateur Sports Protection Act of 1992 on constitutional grounds, many U.S. jurisdictions have legalized sports betting. The executive team at DraftKings has taken advantage of this unique market opportunity to become a frontrunner in the sports betting industry, with significant operations in U.S. jurisdictions in which either online or land-based retail sports betting is legalized. In addition, the executive team has positioned DraftKings for significant future growth by establishing arrangements to expand into additional jurisdictions upon the passing of relevant legislation and issuance of related regulations and required licenses.
We believe that our compensation program for senior management, including our NEOs, was an important tool to ensure that we delivered strong operating and financial performance while creating value for our stockholders. DraftKings’ compensation program is designed to tie executive pay to financial performance and shareholder value creation. For 2020, the Compensation Committee tied the management team’s variable pay (i.e., annual bonus and long-term incentive programs) to revenue, EBITDA, and stock price metrics.
The following illustration highlights our financial and operating results for this past fiscal year:
In 2020, despite the macroeconomic impact of COVID-19, DraftKings achieved considerable returns for our shareholders as well as strong growth and significant business accomplishments.

Total Shareholder Return:
The strategic approach, business development acumen, and strong operational achievements of our executive team have driven DraftKings’ rapid, transformational growth. As a result, we outperformed both our peer group, the S&P 500 Consumer Discretionary and NASDAQ Composite Indices in total shareholder return over the one-year period ended December 31, 2020.
Additional Business Highlights
•
Completed business combination with SBTech and began trading on the Nasdaq Stock Exchange in April 2020.

•
Completed two common stock offerings in June and October, raising over $1.6 billion to pursue our growth objectives.

•
Launched mobile sports betting in Iowa, Colorado, Illinois, and Tennessee.

•
Launched iGaming in Pennsylvania and West Virginia.

•
Launched stand-alone casino app for iGaming in New Jersey, Pennsylvania, and West Virginia.

•
Introduced Best Ball, which is our first season-long product for DFS, as well as several new DraftKings-created games for online casino, including new versions of blackjack, roulette, and baccarat.

•
Continued to build relationships with major media companies, including ESPN and Turner Sports, as well as with professional sports teams, including the Chicago Cubs, the Colorado Rockies, the New York Giants, the Philadelphia Eagles, the Nashville Predators, and the Detroit Pistons.

•
Expanded our relationships with sports leagues and organizations, including Major League Baseball and the PGA TOUR.

Compensation Philosophy and Program
Our executives’ role in driving DraftKings’ performance makes our NEOs highly valuable to our success. As a result, DraftKings’ executive compensation program is designed to attract, motivate, and retain highly talented executives who drive DraftKings’ success and enable long-term value creation by:
-
Growing the business while managing risk-taking,

-
Linking a significant portion of our NEOs’ target compensation to performance-based results, and

-
Appropriately aligning compensation with both short- and long-term Company performance and strategic objectives and with shareholder interests.

In executing our compensation program and determining executive compensation, we are guided by our executive compensation best practices.
Our Executive Compensation Best Practices
	What We Do		What We Don’t Do
✔	Align executive compensation with corporate and individual performance	✘	No guaranteed incentive awards for senior executives
✔	Balance short- and long-term incentives to discourage short-term risk-taking at the expense of long-term results	✘	No hedging or short sales of shares and no transactions involving derivative securities relating to shares without prior approval from the CLO
✔	100% of short-term incentives and 50% of annual long-term incentives tied to performance	✘	No tax gross-ups, including no excise tax “gross-ups” upon change in control
✔	Engage an independent advisor reporting directly to the Compensation Committee	✘	No “single-trigger” benefits upon change in control in future agreements
✔	Maintain executive sales restrictions on shares awarded as compensation	✘	No dividend equivalents paid on unvested RSUs or PSUs
		✘	No discounting, reloading, or re-pricing of stock options without shareholder approval
Compensation of Executive Officers
Roles in Executive Compensation Determination and Governance
We utilize input from multiple sources in determining the compensation of our executive officers, with our Compensation Committee, its independent consultant FW Cook, and senior management all playing a role. The below chart highlights the primary roles and responsibilities of each party in making compensation decisions and is followed by a more detailed description of actions taken by the Compensation Committee and the development and use of our compensation peer group.
Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (Composed solely of independent, non-employee Directors and reporting to the Board)
•
Oversees the executive compensation program, policies, and practices, taking into account business goals and strategies, legal and regulatory developments, and evolving best practices;

•
Approves performance goals for purposes of compensation decisions for the NEOs;

•
Conducts an annual evaluation of the CEO’s performance in light of the performance goals and determines his compensation;

•
Reviews and approves the CEO’s recommendations for compensation for the other NEOs and senior executives, making changes when deemed appropriate, and then recommends such compensation to the Board;

•
Approves all changes to the composition of the peer group; and

•
Reviews and makes recommendations to the Board with respect to Director compensation.

Independent Consultant to the Compensation Committee* (FW Cook)
•
Provides the Compensation Committee with analysis and advice pertaining to CEO, executive, and Director compensation program design, including industry survey analysis, explanation of current and developing best practices, and regulatory changes;

•
Recommends a relevant group of peer companies and appropriate sources of survey data against which to compare the competitiveness and structure of CEO, executive, and Director compensation;

•
Analyzes peer companies’ CEO, executive, and Director compensation to assist the Compensation Committee in determining the appropriateness and competitiveness of CEO, executive, and Director compensation;

•
Reviews any proposed changes to CEO, executive, and Director compensation program design;

•
Assists with compensation disclosure materials; and

•
Provides specific analysis and advice periodically as requested by the Compensation Committee.

Senior Management
•
The CEO recommends to the Compensation Committee annual compensation for the other NEOs and senior executives based on his assessment of their performance;

•
The CEO and the Chief Legal Officer and Secretary (“CLO”) work with the Compensation Committee Chairperson to set agendas, prepare materials for Compensation Committee meetings, and generally attend meetings or portions of meetings, as appropriate, and prepare meeting minutes; and

•
The CFO also works with the Chief People Officer in the preparation of materials for Compensation Committee meetings.

No member of management is present in Compensation Committee meetings when matters related to his or her individual compensation is under discussion, when the Compensation Committee is approving or deliberating on CEO compensation, or when the Compensation Committee meets in executive session.

*
During 2020, the Compensation Committee was assisted by its independent compensation consultant

FW Cook. Other than the support that it provided to the Compensation Committee, FW Cook provided no other services to the Company or management and only received fees from the Company for the services provided to the Compensation Committee. The Compensation Committee conducted an evaluation of the independence of FW Cook considering the relevant regulations of the SEC and the NASDAQ listing standards. The Compensation Committee concluded that FW Cook was independent of the Company and the services performed by FW Cook and the individual compensation advisors employed by FW Cook raised no conflicts of interest.
Compensation Committee Actions for 2020 and 2021 Compensation
The Compensation Committee is appointed by the Board to discharge certain of the Board’s responsibilities relating to compensation, including administering of the Company’s equity plans, making and approving equity grants to the CEO and other executive officers, determining the compensation of our CEO, and recommending to the Board the compensation of our other executive officers. As discussed above in “Compensation Philosophy and Program,” a significant part of the Compensation Committee’s role in determining compensation is aligning management’s interests with the Company’s business strategies and goals, as well as shareholder interests, while also implementing efforts to mitigate excessive risk-taking.
An overview of the actions taken by the Compensation Committee in 2020 and our prospective actions for 2021 regarding the primary elements of our executive compensation program for our NEOs is set forth below.
Pay Element	2020 Compensation Actions	2021 Compensation Actions
Base Salary (page 32)	- Set base salaries to be competitive with public company peers - Mr. Dodge’s base salary was reduced to align his pay mix with other executives	- No merit increases in 2021 - Cofounders’ base salaries were reduced to $1 effective March 1, 2021
Annual Bonus (page 32)	- Bonus plan designed to pay out based on gross revenue and EBITDA achievement to reward performance that drives DraftKings’ future business prospects and profitability	- No adjustments to target bonus levels in 2021 - Co-Founders’ target total cash compensation reduced by 40-45% due to the base salary reduction
Long-Term Incentives (page 33)
-
Granted annual awards comprised of RSUs and PSUs at competitive levels based on peer data and the Company’s compensation philosophy

-
Provided outperformance LTIP awards with stretch performance goals, the achievement of which would deliver a fixed percentage of shares of the Company, but only to the extent significant value is delivered to shareholders

-
Created new LTIP program

-
Provided outperformance LTIP awards (granted 12/27/20) to continue to motivate exceptional results

-
Imposed sales restriction of 50% of all shares issued in respect of previously granted awards (see page 35 for details)

Review of Pay Relative to Peer Groups
The Compensation Committee believes that it is important to make decisions informed by the current practices of comparable public companies with which we compete for top executive talent. Accordingly, the Compensation Committee established a peer group for 2020 and FW Cook benchmarked each element of direct compensation (including salary, cash incentives, and equity incentives) to be provided to our NEOs against that provided by other publicly traded consumer discretionary, information technology, and communication services companies that are comparable in size to DraftKings.
The following 21-company peer group was used by the Compensation Committee to make compensation decisions for 2020:

Peer Group for 2020 Compensation Decisions
ACI Worldwide	Aphria	Bottomline Tech.	Box	Cass Info Systems
Churchill Downs	Etsy	Everi Holdings	EVERTEC	EVO Payments
FireEye	Glu Mobile	Grubhub	LendingTree	Lyft
PROS Holdings	Q2 Holdings	Rapid7	Take-Two	Zuora
Zynga
After the 2020 peer group was established in late 2019, DraftKings experienced significant growth in revenue and market capitalization, causing many of the companies from the peer group used for 2020 compensation decisions to no longer be size-appropriate. To better align the peer group with DraftKings’ revenue, business direction and market capitalization ($16.3 billion peer median versus DraftKings’ $16.2 billion, as of October 2020), the following 19-company peer group was formulated, which will be used to make compensation decisions for 2021:
Peer Group for 2021 Compensation Decisions
CarGurus	Chegg	Churchill Downs	Coupa Software	DocuSign
Electronic Arts	Etsy	Grubhub	HubSpot	Lyft
Rapid7	Roku	Slack	Snap	Take-Two
The Trade Desk	Twitter	Zscaler	Zygna
Determination of Executive Compensation
The Compensation Committee’s philosophy is to target the median for base salaries and up to the 75th percentile for annual cash incentives and equity compensation, in each case, relative to the benchmarking data described above in “Compensation of Executive Officers — Roles in Executive Compensation Determination and Governance — Review of Pay Relative to Peer Groups.” Individual executive compensation packages are determined by factors such as experience, performance, criticality to DraftKings’ business operations, the market for the specific role, and retention risks, among other factors. We firmly believe that, to drive exceptional performance, our leadership should have significant skin in the game. We aim to deliver highly competitive compensation opportunities for exceptional performance. The principal elements of our executive program are described in more detail below, both for 2020 and certain changes that have been made for 2021.

2020 Pay Elements
The table below outlines each of the principal elements of our executive compensation program:

2020 Pay Element				
	Base Salary	Annual Bonus	PSU	RSU	LTIP
Who Receives	All NEOs				
When Granted	Annually →				As the Comp. Committee determines
Form of Delivery	Cash →		Equity →		
Time Horizon and Link to Performance	Short-term emphasis (fixed)	Short-term emphasis (variable)	Long-term emphasis (variable)		
Performance Period	1 year	1 year	2 years	4 years (ratable quarterly vesting)	Vesting only if performance goals are achieved within 10 years
How Payout Determined	Fixed pay	Pre-established formula	Pre-established formula	Continued employment	Based on performance against 5 specific tranches of performance goals
2020 Performance Measures	Individual retention	Revenue and EBITDA	Revenue growth	Stock price and employment	Stock price, revenue, and EBITDA

2020 Mix of Annual Pay Elements
The 2020 mix of pay elements for the CEO and the average mix for the other NEOs is set forth below. The Company believes the 2020 mix of pay elements, the allocation between cash and equity and between short-term and long-term elements, and the differentiation between fixed and variable compensation collectively provided appropriate incentives to motivate near-term performance, while at the same time providing significant incentives to keep the executives focused on longer-term corporate goals that drive shareholder value.
CEO
Average Other NEO

Cash Compensation
2020 Base Salary
Executive & Title	2020 Base Salary
Jason D. Robins, CEO	$650,000
Matthew Kalish, Pres. DK NA	$425,000
Paul Liberman, Pres. Global Tech	$425,000
R. Stanton Dodge, CLO	$500,000*
Jason K. Park, CFO	$425,000

*
Mr. Dodge agreed to reduce his base salary from $1,000,000, effective upon the consummation of the Business Combination, to align his pay mix with other executives, placing more of his total compensation at risk.

Base salaries for DraftKings’ NEOs are established based on the individual’s scope of responsibilities, experience, and market factors. The Compensation Committee typically reviews base salaries on an annual basis, referencing peer group and survey data to understand the marketplace for individuals in similar positions.
The annual base salaries of our NEOs for 2020 are as displayed in the table above.
The Compensation Committee does not utilize a formulaic approach when setting an executive officer’s base salary. However, taking into account the recommendations of our CEO, the Compensation Committee considers the following factors when determining or recommending to the Board individual base salary levels:
-
The nature and responsibility of the executive’s position,

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Market trends for individuals in similar positions at comparable companies,

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The executive’s expertise, tenure, responsibilities, and performance,

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Competitiveness of the market for the executive’s services, and

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The desire to maintain internal pay equity among DraftKings’ executives.

2020 Annual Bonus Plan Structure
DraftKings’ NEOs participate in an annual performance-based cash bonus plan as an incentive to achieve defined, quantitative corporate goals. In determining the performance metrics for the 2020 annual bonus plan, the Compensation Committee reviewed DraftKings’ financial priorities, strategic business objectives and Operating Plan. As a result, the 2020 annual bonus plan payout was designed to drive gross revenue performance with a corresponding threshold level of EBITDA, with a final payout potential ranging between a threshold of 50% of target and a maximum of 200% of target.
2020 Goals	Threshold	Target	Maximum	Actual Results
Performance % of Operating Plan	84%	100%	108%	134%
Payout % of Target	50%	100%	200%	200%
Gross Revenue	$548.9m	$653.4m	$705.7m	$878.0m
EBITDA Gate	$-334.8m	$-350.7m	$-414.5m	$-396m
Each individual executive’s target bonus level is established as a percentage of base salary, as shown in the table below. When considering executives’ target bonus percentage, the Compensation Committee evaluates market data as well as internal compensation parity among the executive team.

Executive	Target Bonus (% of Salary)	Target Bonus ($s) [A]	2020 Bonus Results (% of Target) [B]	2020 Bonus Payout [A x B]
Robins	150%	$975,000	200%	$1,950,000
Kalish	125%	$531,000	200%	$1,062,000
Liberman	125%	$531,000	200%	$1,062,000
Park	100%	$425,000	200%	$850,000
Dodge	80%	$400,000	200%	$800,000
Forward-Looking 2021 Cash Compensation Decisions
For 2021, the Compensation Committee determined that no NEOs would receive increases to their target cash compensation.
In addition, due to their significant equity ownership levels, DraftKings’ three cofounders — the CEO; President, DraftKings North America; and President, Global Technology & Product — agreed to take all compensation in the form of variable pay in order to fully align their pay with the interests of shareholders and DraftKings’ business. For 2021, the Compensation Committee approved cash compensation arrangements of (1) $1 base salaries effective March 1, 2021 and (2) the same target bonus during 2021 as provided during 2020. These three executives will remain eligible for equity grants as determined at the Compensation Committee’s discretion and in accordance with the terms of their employment agreements.
Equity Compensation
2020 Annual Equity Awards
In February 2020, the Compensation Committee approved an annual equity award program for its executives. The program contemplated awards that would be granted half in time-vesting RSUs and half in performance-vesting RSUs (or, PSUs). The time-vesting RSUs are subject to a four-year quarterly vesting schedule, and the performance-vesting RSUs pay out based upon a two-year compound annual revenue growth rate objective through Fiscal Year 2021.
The annual LTI award program, though approved in February, was not granted until August 2020, after the Business Combination and the filing of our Form S-8 registration statement. The Compensation Committee’s intention and desired cadence in future years is to grant annual awards in Q1 each year to align with the Company’s compensation-planning cycle. Because of the timing disconnect in 2020, by the time the awards could be granted the stock price had increased significantly, reflecting the efforts and success of the team. To ensure the team was not penalized for that success and was able to share in the value created for shareholders, the price used to determine the number of RSUs and PSUs awarded was the April 23, 2020 stock price (i.e., the stock price upon the close of the Business Combination). As a result, the value of the grant as disclosed in this proxy, which was computed in accordance with FASB ASC Topic 718, is higher than the value contemplated when the program was approved in February 2020. The Compensation Committee also determined in connection with the grant of the awards in August 2020 to increase the aggregate value of the awards to Mr. Park by $100,000 in recognition of his work in the Company’s June public offering.

2020 Outperformance LTIP Awards
To drive the Company’s aggressive growth and performance strategy, the Compensation Committee deemed it paramount to motivate executives to achieve significant outperformance objectives. As a result, in addition to the annual 2020 equity awards, select executives and key employees participated in DraftKings’ 2020 LTIP program, which was an RSU award granted by Old DK in February 2020 (to select executives) and by DraftKings in August 2020 (to key employees) with performance-based vesting determined by revenue, EBITDA, and stock price performance. It was intended that this component would reward executives with above-market pay for exceptional performance and, similarly, no pay would be delivered for performance that failed to meet the objectives established by the Compensation Committee. The Compensation Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance incentives in order for their total annual compensation to be highly correlated, both upward and downward, to the Company’s performance. The Compensation Committee believes this approach helps to align the compensation and objectives of the executives with the Company and its stockholders.
By providing strong upside leverage for “outperformance” on these three-performance metrics, the 2020 LTIP awards were intended to align executive reward with shareholder return and the overall health of DraftKings’ business. For the 2020 LTIP awards to vest in full, DraftKings was required to achieve substantial growth in stock price, revenue, or EBITDA within 10 years following the grant date, as shown in the table below:
Vesting Percentage	Stock Price Target	Revenue Target	EBITDA Target
10.70%	$17.07	$600.0m	$50.0m
11.30%	$22.38	$800.0m	$75.0m
11.90%	$28.68	$1,000.0m	$100.0m
32.50%	$35.81	$1,200.0m	$125.0m
33.60%	$45.00	$1,400.0m	$150.0m
A vesting tranche is earned upon achievement of any of the stock price (staying above that target price for 30 consecutive calendar days), revenue or EBITDA targets. For LTIP awards granted prior to the Business Combination, the targets above reflect equitable adjustments made by the Compensation Committee in connection with the Business Combination to reflect the combined company.
The Compensation Committee believes that these 2020 LTIP awards were instrumental in driving DraftKings’ performance in 2020, which delivered a significant increase in the share price by the end of the year, and whereby, the maximum performance levels were achieved on October 20, 2020. As a result of the substantial value delivered by the executive team to both DraftKings and its shareholders and achievement of the stock price targets set forth above, the Compensation Committee certified the full payout of all five tranches of the 2020 LTIP award.
We view this achievement as strong evidence that the LTIP demonstrates pay for performance in action and is working to support our comprehensive approach to growing our top line through expanding our product portfolio while also launching in new U.S. jurisdictions, while also delivering value to our shareholders. We continue to believe that the LTIP program is an integral part of ensuring that our leadership team is focused on our key objectives and operating principles of our long-term strategy and that they are rewarded for its achievement.
2021 LTIP Awards
In December 2020, the Compensation Committee approved and granted new LTIP awards to executives in the form of performance-vesting RSUs (the “2021 LTIP RSUs”). The awards will vest based on performance against our top-line oriented financial objectives within a 7-year period.
In addition, the executive team agreed not to sell any shares through April 28, 2021.

2021 LTIP: Executive Equity Sales Restriction
To further align executives’ interests with shareholders, the Compensation Committee determined that the NEOs should be subject to an executive sales restriction. The Compensation Committee determined that it was appropriate to align shareholder interests with long-term equity incentive awards by generally restricting NEOs’ sales to no more than 50% of all shares underlying equity awards, including grants awarded prior to the 2021 LTIP awards, the 2021 LTIP awards, and all future grants. These restrictions lapse on the earliest of (1) the date when 100% of the 2021 LTIP awards vest, (2) 75 days after the participant’s final day of employment (or 50 days for shares underlying options with an exercise period of 60 days after termination), or (3) the expiration of the 2021 LTIP awards.
In addition, the executive team have extended their lock up period through April 28, 2021.
Indirect Compensation Elements: 401(k) Plan; Health and Welfare Benefits
In addition to the primary elements of compensation described above, our NEOs also participate in employee benefits programs available to our employees generally, including the DraftKings 401(k) Plan, a tax-qualified 401(k) plan. Under this plan, DraftKings matches 50% of each dollar contributed by a participant, up to the first 6% of eligible compensation, subject to tax limits.
In addition, we provide other benefits to our NEOs on the same basis as all of our domestic employees generally. These benefits include group health (medical, dental, and vision) insurance, group short- and long-term disability insurances, and group life insurance.
Other Compensation Practices, Policies and Guidelines
Insider Trading Policy
The Company’s insider trading policy prohibits directors, officers, employees, and consultants (including each of our NEOs), as well as certain family members, others living in the covered person’s household, and entities whose transactions in Company securities are subject to his or her influence or control, from trading in securities of the Company (or securities of any other company with which the Company does business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy. Such individuals are also restricted from engaging in hedging transactions on the Company’s common stock, pledging Company common stock as collateral for a margin loan, or from engaging in short sale transactions, credit default swaps, and transactions in options (other than the exercise of stock options granted under the Company’s equity incentive plans), puts, calls, or other derivative securities tied to Company securities without prior approval from the CLO.
In addition, before any of our directors or executive officers engages in certain transactions involving Company securities, such director or executive officer must obtain pre-clearance and approval of the transaction from the Company’s CLO or Associate General Counsel.
Employment Agreements
DraftKings entered into executive employment agreements with Jason Robins, Matthew Kalish and Paul Liberman in connection with the Business Combination. The employment agreement with Mr. Robins provides for a base salary of $650,000, subject to annual review and increase from time to time, and an annual target bonus of 150% of his annual base salary. The employment agreement with Mr. Kalish provides for a base salary of $425,000, subject to annual review and increase from time to time, and an annual target bonus of 125% of his annual base salary. The employment agreement with Mr. Liberman provides for a base salary of $425,000, subject to annual review and increase from time to time, and an annual target bonus of 125% of his annual base salary. The executives will be eligible to participate in benefits programs offered to employees and executives generally subject to satisfying eligibility requirements.
Each of Messrs. Robins, Kalish and Liberman is entitled to an annual equity incentive award, which will be granted within the first three months of each fiscal year (or the first seven months for fiscal year 2020), with a minimum annual target value of $6,500,000 for Mr. Robins and $3,500,000 for each of Messrs. Kalish and Liberman. Half of the equity incentive award granted each year will consist of time-based restricted stock units, with vesting not less favorable than quarterly vesting over four years, and half will consist of performance-based restricted stock units, with a minimum vesting period of two years and a maximum opportunity equal to at least 300% of target. Upon a termination of employment without “cause” or for “good reason” (as those terms are defined in the employment agreements) within 18 months after, or three months before, a “change in control” (as defined in the employment agreements), Messrs. Robins, Kalish and Liberman will receive cash severance equal to two times the sum of his salary and target bonus, payable 60 days after termination, and continued benefits for 24 months. Additionally, equity awards will vest, with performance-based awards vesting at the target level.
Upon a termination of employment without cause or for good reason that is not within 18 months after, and not three months before, a change in control, Messrs. Robins, Kalish and Liberman will receive cash severance equal to two times his salary, payable 60 days after termination, a pro rata bonus for the year of termination based on actual performance and continued benefits for 24 months. Additionally, equity awards will vest pro rata, based on actual performance for performance-based awards. Upon termination due to death or disability, equity awards will vest, based on actual performance for performance-based awards, and options will be exercisable for 12 months. Severance and termination benefits payable pursuant to the employment agreements generally are subject to the executive’s execution of a release of claims and compliance with post-closing covenants including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment other than, in the case of the noncompetition covenant, a termination without cause or layoff as set forth in the Massachusetts Noncompetition Agreement Act.
Mr. Dodge entered into an employment agreement with DraftKings in connection with his appointment as CLO. The employment agreement with Mr. Dodge provides a base salary of $1,000,000, subject to annual review and increase from time to time (which, as described above in “Compensation of Executive Officers — Determination of Executive Compensation — Cash Compensation — 2020 Base Salary,” Mr. Dodge agreed to reduce upon the consummation of the Business Combination to align his pay mix with the other executives) and an annual target bonus opportunity of up to $300,000. The employment agreement provides that 50% of Mr. Dodge’s unvested stock options will vest in connection with a change in control, with the remaining unvested balance continuing to vest in accordance with their then-current terms and conditions, subject to the immediately following sentence. The employment agreement also provides that in the event Mr. Dodge’s employment is terminated without cause or for good reason (i) after negotiations commence but prior to closing of the corresponding change in control, (ii) within six months prior to a change in control, or (iii) within twelve months after any change in control, all his remaining unvested options will immediately vest. In the event of Mr. Dodge’s termination without cause or for good reason more than 12 months after the effective date of the employment agreement and absent a change in control, the employment agreement provides that 33.33% of his unvested options will vest. Mr. Dodge is entitled to participate in any executive benefit plan adopted by DraftKings from time to time. In the event of Mr. Dodge’s termination without cause or for good reason, Mr. Dodge is entitled to a pro rata bonus for the year of termination at the target level of performance and, subject to Mr. Dodge’s execution of a release of claims, 12 months’ base salary and continued benefits for 12 months. Mr. Dodge is subject to a non-competition covenant that continues for 12 months after termination of employment for any reason and a covenant to refrain from soliciting customers and employees that continues for 12 months after termination of employment for any reason.
Mr. Park entered into an employment agreement with DraftKings in connection with his appointment as Chief Financial Officer. The employment agreement with Mr. Park provides for an annual base salary of $350,000, subject to increase from time to time as determined by the Board, and an annual target bonus opportunity of $350,000 (prorated for 2019). Mr. Park was also entitled to a sign-on bonus of $250,000, which was subject to repayment if Mr. Park’s employment was terminated for cause or without good reason before June 24, 2020, and option awards under our 2017 Equity Incentive Plan. The employment agreement provides that Mr. Park’s time-vested options will vest in connection with a change in control in which those awards are not assumed or substituted for similar awards, or, if the Time-vested options granted to Mr. Park are assumed or substituted, upon the termination of Mr. Park’s employment without cause or for good reason within three months prior to, or 12 months following, the change in control. Mr. Park is entitled to participate in any executive benefit plan adopted by DraftKings from time to time. In the event of Mr. Park’s termination without cause or for good reason, and subject to Mr. Park’s execution of a release of claims, Mr. Park is entitled to 12 months’ base salary and continued benefits for 12 months. Mr. Park is subject to a non-competition covenant that continues for 12 months after termination of employment for any reason, other than a termination “without cause,” and a covenant to refrain from soliciting customers, clients, vendors, employees and contractors that continues for 12 months after termination of employment for any reason.
Severance and Change-in-Control Benefits
The severance and change-in-control benefits for our NEOs are provided under individual employment agreements and, in certain cases, equity award agreements. We have determined that any change-in-control benefits in future arrangements will be “double trigger,” meaning that they provide payments only upon a qualifying termination of employment in connection with a change-in-control, and no NEO will receive payments under any future arrangement due to a change-in-control alone. See “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control” below for a description of the severance and change-in-control benefits each NEO would have been eligible to receive if a termination had occurred upon December 31, 2020.
One-Time Action In Connection with Business Combination
In connection with the Business Combination, DraftKings awarded transaction bonus opportunities to each of our NEOs, which were paid shortly following the completion of the Business Combination subject to continued employment. The amount of each transaction bonus earned was determined based on the level of redemptions by DEAC shareholders, with maximum bonus opportunities earned if redemptions were no greater than 10%. The maximum bonus opportunity, which was earned in connection with the Business Combination, for Mr. Robins was $2,980,000 for each of Messrs. Kalish and Liberman was $1,500,000, and for each of Messrs. Park and Dodge was $1,000,000.
Additionally, pursuant to the terms of the Business Combination, Mr. Robins was issued Class B shares that carry 10 votes per share and allowed Mr. Robins to have approximately 90% of the voting power of the capital stock of DraftKings on a fully-diluted basis as of the Business Combination.
In connection with the regular annual LTI grants in August 2020 and in recognition of his salary reduction, Mr. Dodge was awarded 22,818 additional RSUs that time-vest in equal monthly installments over the one-year period commencing on April 23, 2020.
In connection with the secondary offering in June, Mr. Park was awarded a grant of $100,000 of RSUs with his annual refresh.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Hany M. Nada, Chairman
Richard Rosenblatt
Ryan R. Moore
Jocelyn Moore

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Fiscal 2020 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Jason D. Robins Chief Executive Officer	2020	$650,000	$2,980,000	$231,178,101	$—	$1,950,000	$75,274	$236,833,375
	2019	400,000	—	—	3,239,689	800,000	—	4,439,689
	2018	400,000	—	—	12,847,259	500,000	9,250	13,756,509
Mathew Kalish President, DraftKings North America	2020	425,000	1,500,000	194,210,935	—	1,062,500	36,898	197,235,333
	2019	300,000	—	—	1,326,348	480,000	8,400	2,114,748
	2018	300,000	—	—	3,015,662	300,000	9,250	3,624,912
Paul Liberman President, Global Technology & Product	2020	425,000	1,500,000	194,210,935	—	1,062,500	22,044	197,220,479
	2019	300,000	—	—	1,350,348	480,000	9,600	2,139,948
	2018	300,000	—	—	2,817,791	300,000	10,588	3,428,379
R. Stanton Dodge Chief Legal Officer	2020	670,000	1,000,000	53,459,796	—	800,000	8,550	55,938,346
	2019	1,000,000	—	—	511,528	480,000	8,400	1,999,928
	2018	1,000,000	—	—	424,093	300,000	13,518	1,737,611
Jason K. Park Chief Financial Officer	2020	425,000	1,000,000	53,825,309	—	850,000	8,550	56,108,859
	2019	201,923	250,000	—	2,326,845	325,260	14,279	3,118,307
	2018	—	—	—	—	—	—	—

(1)
The amounts disclosed in this column reflect the transaction bonus opportunities paid to the NEOs in connection with the closing of the Business Combination and Mr. Park’s sign-on bonus in 2019.

(2)
The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 using the valuation methodology for equity awards set forth in Note 10- Stock-Based Compensation to the consolidated financial statements included elsewhere in this prospectus.

(3)
The amounts disclosed in this column for 2020 comprise the RSUs, PSUs and LTIP awards granted in 2020 and, for Mr. Robins, the Class B Shares issued to Mr. Robins in connection with the Business Combination as shown in the table below.

Name	RSUs	PSUs	LTIPs	Class B Shares
Jason D. Robins	$5,940,088	$5,940,088	$219,297,925	393,014
Matthew Kalish	3,198,489	3,198,489	187,813,957	—
Paul Liberman	3,198,489	3,198,489	187,813,957	—
R. Stanton Dodge	2,558,811	1,827,722	49,073,264	—
Jason K. Park	2,376,022	2,376,022	49,073,264	—
For 2020, the grant date fair values of stock awards subject to performance conditions were: $5,940,008 for Mr. Robins, $3,198,489 for Mr. Kalish, $3,198,489 for Mr. Liberman, $1,827,722 for Mr. Dodge, and $2,376,022 for Mr. Park. At the maximum levels of performance, the values would be: $17,820,264 for Mr. Robins, $9,595,467 for Mr. Kalish, $9,595,467 for Mr. Liberman, $5,483,166 for Mr. Dodge, and $7,128,066 for Mr. Park. As discussed in more detail under “Compensation Discussion and Analysis — Determination of Executive Compensation — Equity Compensation,” the price used to determine the number of RSUs and PSUs awarded as part of the annual equity program was the stock price upon the close of the Business Combination rather than the stock price based on the date on which the awards were granted. As a result, the value of the grant as disclosed in the Summary Compensation Table above, which was computed in accordance with FASB ASC Topic 718, is higher than the value contemplated when the program was approved in February 2020.
(4)
The following chart describes the benefits and perquisites for 2020 contained in the “All Other Compensation” column above for each of the NEOs.

Name	401(k) Match	Super Bowl Expenses*
Jason D. Robins	$8,550	$66,724
Matthew Kalish	$8,550	$28,348
Paul Liberman	$8,550	$13,494
R. Stanton Dodge	$8,550	$—
Jason K. Park	$8,550	$—

*
Represents the purchase of game day tickets, special events, travel and accommodations during the week’s activities.

Fiscal 2020 Grants of Plan-Based Awards
			Estimated Future Payouts Under Non-Equity Incentive Plans(1)			Estimated Future Payouts Under Equity Incentive Plans(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jason D. Robins	LTIP	2/13/2020				558,671	5,221,221	5,221,221		$62,967,925
	RSUs	8/11/2020							185,396	5,940,088
	PSUs	8/11/2020				92,698	185,396	556,188		5,940,088
	LTIP	12/27/2020				1,000,000	3,000,000	3,000,000		156,330,000
	Annual Incentive	1/1/2020	$487,500	$975,000	$1,950,000
Mathew Kalish	LTIP	2/13/2020				279,335	2,610,610	2,610,610		$31,483,957
	RSUs	8/11/2020							99,828	3,198,489
	PSUs	8/11/2020				49,914	99,828	299,484		3,198,489
	LTIP	12/27/2020				1,000,000	3,000,000	3,000,000		156,330,000
	Annual Incentive	1/1/2020	$265,625	$531,250	$1,062,500
Paul Liberman	LTIP	2/13/2020				279,335	2,610,610	2,610,610		$31,483,957
	RSUs	8/11/2020							99,828	3,198,489
	PSUs	8/11/2020				49,914	99,828	299,484		3,198,489
	LTIP	12/27/2020				1,000,000	3,000,000	3,000,000		156,330,000
	Annual Incentive	1/1/2020	$265,625	$531,250	$1,062,500
R. Stanton Dodge	LTIP	2/13/2020				42,408	396,332	396,332		$4,779,764
	RSUs	8/11/2020							79,863	2,558,811
	PSUs	8/11/2020				28,523	57,045	171,135		1,827,722
	LTIP	12/27/2020				283,333	850,000	850,000		44,293,500
	Annual Incentive	1/1/2020	$200,000	$400,000	$800,000
Jason K. Park	LTIP	2/13/2020				42,408	396,332	396,332		$4,779,764
	RSUs	8/11/2020							74,158	2,376,022
	PSUs	8/11/2020				37,079	74,158	222,474		2,376,022
	LTIP	12/27/2020				283,333	850,000	850,000		44,293,500
	Annual Incentive	1/1/2020	$212,500	$425,000	$850,000

(1)
Represents the annual cash incentive opportunity granted for performance during 2020 under DraftKings’ annual performance-based cash bonus plan.

(2)
Represents the equity awards granted to each NEO in the form of PSUs and performance-vesting LTIP RSUs. PSUs will vest to the extent that 2021 compound annual growth revenue targets are achieved. Performance-vesting LTIP RSUs granted on February 13, 2020 will vest in five tranches if stock price, EBITDA or revenue targets are achieved within 10 years following the grant of the award. Performance-vesting LTIP RSUs granted on December 27, 2020 will vest in three tranches if revenue targets are achieved within seven years following the grant of the award. In connection with the grant of the December LTIP awards, each of the NEOs agreed to a sales restriction as described above in “Compensation Discussion and Analysis — Compensation of Executive Officers — Determination of Executive Compensation — Equity Compensation — 2021 LTIP: Executive Equity Sales Restriction.”

(3)
Represents the equity awards granted in the form of time-vesting RSUs, which, except for 22,818

RSUs granted to Mr. Dodge, vest quarterly over a four-year period following April 23, 2020; provided that any RSUs that would have vested before September 12, 2020 vested on that date. The 22,818 RSUs granted to Mr. Dodge vest in equal monthly installments over the one year commencing on April 23, 2020.
(4)
The aggregate grant date fair value of awards presented in this column is calculated in accordance with FASB ASC 718.

Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End
The market value of unvested or unearned awards is calculated using a $46.56 per share of Class A Common Stock, which was the closing price per share of our common stock on the NASDAQ on December 31, 2020 (the last trading day of the year).
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)
Jason D. Robins	56,802	340,794(1)	—	$3.28	4/18/2028	—	$—	—	$—
	—	26,194(1)	—	3.82	5/3/2027	—	—	—	—
	111,524	29,568(1)	—	3.82	5/3/2027	—	—	—	—
	139,978	699,889(1)	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	—	—	185,396(3)	8,632,038
	—	—	—	—	—	162,221(2)	7,553,010	—	—
	327,461(5)	—	—	0.63	2/18/2025	—	—	—	—
	1,286,924(5)	—	—	0.63	3/24/2026	—	—	—	—
	136,195(5)	—	—	3.28	4/18/2028	—	—	—	—
	7,559,215(5)	—	—	3.28	5/3/2028	—	—	—	—
	629,359(5)	—	—	3.82	5/3/2027	—	—	—	—
	279,958(5)	—	—	4.70	6/4/2029	—	—	—	—
	559,913(5)	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	—	—	3,000,000(4)	139,680,000
Matthew Kalish	61,130	—	—	$0.63	7/22/2024	—	$—	—	$—
	229,240	—	—	0.63	2/18/2025	—	—	—	—
	187,787	—	—	0.63	8/27/2025	—	—	—	—
	444,275	—	—	0.63	3/24/2026	—	—	—	—
	138,728	83,234(1)	—	3.28	4/18/2028	—	—	—	—
	362,537	—	—	3.28	4/18/2028	—	—	—	—
	1,511,843	—	—	3.28	5/3/2028	—	—	—	—
	330,863	23,234(1)	—	3.82	5/3/2027	—	—	—	—
	112,723	187,862(1)	—	4.70	6/4/2029	—	—	—	—
	406,671	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	—	—	99,828(3)	4,647,992
	—	—	—	—	—	87,349(2)	4,066,969	—	—
	—	—	—	—	—	—	—	3,000,000(4)	139,680,000

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)
Paul Liberman	53,990	—	—	$0.63	2/18/2025	—	$—	—	$—
	13,197	—	—	0.63	8/27/2025	—	—	—	—
	354,239	—	—	0.63	3/24/2026	—	—	—	—
	—	33,929(1)	—	3.28	4/18/2028	—	—	—	—
	136,877	104,796(1)	—	3.28	4/18/2028	—	—	—	—
	1,511,843	—	—	3.28	5/3/2028	—	—	—	—
	17,653	23,234(1)	—	3.82	5/3/2027	—	—	—	—
	—	21,302(1)	—	4.70	6/4/2029	—	—	—	—
	406,671	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	—	—	99,828(3)	4,647,992
	—	—	—	—	—	87,349(2)	4,066,969	—	—
	60,104(6)	—	—	0.63	7/22/2024	—	—	—	—
	220,218(6)	—	—	0.63	2/18/2025	—	—	—	—
	191,226(6)	—	—	0.63	8/27/2025	—	—	—	—
	484,416(6)	—	—	0.63	3/24/2026	—	—	—	—
	184,968(6)	—	—	3.28	4/18/2028	—	—	—	—
	330,862(6)	—	—	3.82	5/3/2027	—	—	—	—
	112,723(6)	166,560(1)(6)	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	—	—	3,000,000(4)	139,680,000
R. Stanton Dodge	1,360,801	453,600(1)	—	$2.95	11/2/2027	—	$—	—	$—
	1,454,014	—	—	2.95	11/2/2027	—	—	—	—
	90,634	—	—	3.28	4/18/2028	—	—	—	—
	201,578	—	—	3.28	5/3/2028	—	—	—	—
	66,307	110,507(1)	—	4.70	6/4/2029	—	—	—	—
	88,407	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	7,606(2)	354,135	—	—
	—	—	—	—	—	—	—	57,045(3)	2,656,015
	—	—	—	—	—	49,913(2)	2,323,949	—	—
	—	—	—	—	—	—	—	850,000(4)	39,576,000
Jason K. Park	433,038	—	—	$4.70	6/4/2029	—	$—	—	$—
	198,917	267,619(1)	—	4.70	6/4/2029	—	—	—	—
	—	63,906(1)	—	4.70	6/4/2029	—	—	—	—
	48,856	—	—	4.70	6/4/2029	—	—	—	—
	18,321	30,535(1)	—	4.72	8/15/2029	—	—	—	—
	—	—	—	—	—	—	—	74,158(3)	3,452,796
	—	—	—	—	—	64,888(2)	3,021,185	—	—
	—	—	—	—	—	—	—	850,000(4)	39,576,000

(1)
Represents time-based stock option awards. While the options expire 10 years from the date of the grant, generally, these time-based stock options vest in approximately equal quarterly installments over a four-year period from the date of grant.

(2)
Represents time-based RSU awards, which were granted in August 2020, and generally vest in equal quarterly installments over a four-year period from the date of grant.

(3)
Represents performance-based RSU awards, which were granted in August 2020, and provide an opportunity for recipients to receive shares based on the achievement of net revenue targets by the Company 2021. If the minimum performance measure is not met, no award is earned. If at least the minimum performance measure is attained, awards can range from 50% of the target number of shares to 300% of the target number of shares underlying the performance-based RSUs.

(4)
Represents performance-vesting LTIP RSU awards, which were granted in August 2020, and provide an opportunity for recipients to receive shares based on the achievement of net revenue targets by the Company between 2021 and 2027. If the minimum performance measure is not met, no award is earned. If at least the minimum performance measure is attained, awards can range from 33% of the target number of shares to 100% of the target number of shares underlying the performance-based RSUs.

(5)
Indicates stock option is held by the Robins Grantor Retained Annuity Trust of 2020, for which Mr. Robins has sole investment and voting power.

(6)
Indicates stock option is held by the Paul Liberman 2020 Trust and/or Liberman Grantor Retained Annuity Trust of 2020, for which Mr. Liberman has sole investment and voting power.

Fiscal 2020 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason D. Robins	2,554,118	$94,872,371	5,244,396	$223,034,197
Mathew Kalish	481,325	17,745,707	2,623,089	111,554,610
Paul Liberman	913,525	36,599,392	2,623,089	111,554,610
R. Stanton Dodge	360,387	13,813,634	418,675	17,841,934
Jason K. Park	97,404	3,400,594	405,602	17,246,267
Potential Payments Upon Termination or Change in Control
The severance benefits for our NEOs are provided under individual employment agreements and, in certain cases, equity award agreements. Upon any termination of employment, each NEO will be entitled to receive, within thirty days following termination, any accrued and vested payments and benefits that have not yet been paid, including unpaid base salary earned, accrued but unused vacation, and reimbursement for any unreimbursed business expenses (collectively, the “Accrued Benefits”). Additionally, depending on the type of termination, each NEO may be entitled to receive severance payments in addition to the Accrued Benefits.
The narrative disclosure below describes the severance or change in control benefits that each NEO would be entitled to receive in addition to the Accrued Benefits (in the case of a termination of employment), and these severance benefits are quantified in the Potential Payments Upon Termination or Change in Control table below. Unless otherwise indicated, the narrative disclosure and the amounts estimated in the table assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2020 and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The terms “cause,” “good reason,” “disability,” and “change in control” in this section have the meanings provided in the applicable employment agreement or equity award agreement.

Termination for Death or Disability
Upon a termination due to death or disability, the outstanding equity awards held by each of Messrs. Robins, Kalish, and Liberman will vest as follows, subject to the NEO’s compliance with certain restrictive covenants, including non-solicitation and non-competition covenants that extend for 12 months following termination of employment (we refer to these covenants as the “Restrictive Covenant Conditions”), and to the NEO’s execution of a release of claims within 60 days following termination (we refer to this condition as the “Release Condition”):
•
equity awards solely subject to time-based vesting will vest in full;

•
equity awards, other than the LTIP awards, that are solely subject to performance-based vesting will vest based on actual performance against the applicable performance goals; and

•
the LTIP equity awards will remain eligible to vest based on actual performance through the earlier of (i) two years following termination and (ii) the original expiration date of the award (which we refer to as the “Performance Vesting End Date”). If the Performance Vesting End Date for an award falls in the middle of a vesting period, then the award will vest pro-rata based on the number of days between the first day of the vesting period and the Performance Vesting End Date.

Upon a termination due to death or disability, Mr. Dodge will be entitled to receive the following:
•
A pro-rata annual bonus, at the target level of performance, payable in a lump sum within 30 days after termination.

•
Subject to the Release Condition, an amount equal to his then monthly salary, payable monthly for a period of 12 months. These monthly payments begin on or before the tenth day of the month following the effective date of the release, with the remaining installments occurring on or before the tenth day of each month. In lieu of these monthly payments, the Company may also purchase a life insurance policy (in the case of death) or disability insurance policy (in the case of disability) for Mr. Dodge, with these monthly payments occurring to the extent such life insurance policy does not satisfy all of the Company’s obligations under the monthly payments.

•
Pursuant to the terms of the 2021 LTIP RSUs, the 2021 LTIP RSUs will remain eligible to vest based on actual performance through the Performance Vesting End Date. If the Performance Vesting End Date for an award falls in the middle of a vesting period, then the award will vest pro-rata based on the number of days between the first day of the vesting period and the Performance Vesting End Date.

Upon a termination due to death or disability, the 2021 LTIP RSUs granted in 2020 to Mr. Park will remain eligible to vest based on actual performance through the Performance Vesting End Date. If the Performance Vesting End Date for an award falls in the middle of a vesting period, then the award will vest pro-rata based on the number of days between the first day of the vesting period and the Performance Vesting End Date.
Termination for Cause or Without Good Reason
Upon a termination by the Company for cause or a resignation by the NEO without good reason, the NEOs will not be entitled to receive severance benefits.
Termination Without Cause or for Good Reason Absent a Change in Control
Upon a termination by the Company without cause or a resignation by the NEO for good reason, in each case that is not within 18 months after, or three months before, a change in control, Messrs. Robins, Kalish, and Liberman will receive, subject to the Restrictive Covenant Conditions and to the Release Condition:
•
an amount equal to two times base salary, payable in a lump sum on the first regular payroll date that is 60 days after termination;

•
a pro-rata annual bonus to the extent earned based on actual performance, payable in a lump sum at the same time bonuses are paid to active employees;

•
continued benefits for a period of 24 months or until the NEO obtains employment that offers health benefits;

•
pro-rata vesting of equity awards solely subject to time-based vesting based on the number of days the NEO was employed during the vesting period; and

•
pro-rata vesting of equity-based awards subject to performance-based vesting based on actual performance and pro-rated based on the number of days the NEO was employed during the vesting period.

Upon a termination by the Company without cause or a resignation by the NEO for good reason, Mr. Dodge will be entitled to receive:
•
A pro-rata annual bonus, at the target level of performance, payable in a lump sum within 30 days after termination.

•
Subject to the Release Condition, an amount equal to his then monthly salary, payable monthly for a period of 12 months. These monthly payments begin on or before the tenth day of the month following the effective date of the release, with the remaining installments occurring on or before the tenth day of each month.

•
Subject to the Release Condition, COBRA coverage for a period of 12 months or until Mr. Dodge obtains employment that offers substantially equivalent benefits.

•
The immediate vesting of 33.33% of his unvested stock options granted in connection with the commencement of his employment.

Upon a termination by the Company without cause or a resignation by the NEO for good reason, Mr. Park will be entitled to receive, subject to the Release Condition:
•
an amount equal to his then monthly base salary, payable monthly for a period of 12 months, beginning on or before the first regular payroll date that is 60 days after termination; and

•
continued COBRA coverage for a period of 12 months or until Mr. Park obtains employment that offers substantially equivalent health benefits.

Additionally, upon a termination by the Company without cause or a resignation by the NEO for good reason, in each case that is not within 18 months after, or three months before, a change in control, pursuant to the terms of the 2021 LTIP RSUs granted in 2020, Messrs. Dodge and Park will be entitled to pro-rata vesting of the 2021 LTIP RSUs based on actual performance and pro-rated based on the number of days the NEO was employed during the vesting period.
Termination Without Cause or for Good Reason in Connection with a Change in Control
Upon a termination by the Company without cause or a resignation by the NEO for good reason within 18 months after, or three months before, a change in control, Messrs. Robins, Kalish, and Liberman will receive, subject to the Restrictive Covenant Conditions and to the Release Condition:
•
an amount equal to two times the sum of base salary and target Annual Cash Incentive, payable in a lump sum on the first regular payroll date that is 60 days after termination;

•
continued benefits for a period of 24 months or until the NEO obtains employment that offers health benefits; and

•
vesting of equity awards on the later of (i) such termination or (ii) the change in control, with performance-based vesting conditions for performance periods that are not completed as of the date of termination deemed satisfied at target.

Upon a termination by the Company without cause or a resignation by the NEO for good reason that occurs (i) after negotiations commence but prior to closing of the corresponding change in control, (ii) within six months prior to a change in control, or (iii) within 12 months after any change in control, Mr. Dodge will be entitled to receive the same benefits he would receive upon such termination absent a change in control, except that 100% of his unvested stock options granted in connection with the commencement of his employment will immediately vest.

Upon a termination by the Company without cause or a resignation by the NEO for good reason that occurs within three months prior to, or within 12 months following, a change in control, Mr. Park will be entitled to receive the same benefits he would receive upon such termination absent a change in control, and 100% of his unvested stock options subject solely to time vesting that were granted in connection with the commencement of his employment will immediately vest on the later of (i) such termination or (ii) the change in control.
Additionally, upon a termination by the Company without cause or a resignation by the NEO for good reason that occurs within three months prior to, or within 18 months following, a change in control, the 2021 LTIP RSUs granted in 2020 provide that Messrs. Dodge and Park will be entitled to vesting of the 2021 LTIP RSUs on the later of (i) such termination or (ii) the change in control, with performance-based vesting conditions deemed satisfied at target.
Change in Control
Upon a change in control without a qualifying termination of employment as discussed above, Messrs. Robins, Kalish, and Liberman will not be entitled to receive any payments or equity vesting.
If a change in control occurred, then 50% of Mr. Dodge’s unvested stock options granted in connection with the commencement of his employment would have vested immediately, and the remaining unvested balance would continue vesting in accordance with their then-current terms and conditions.
If a change in control occurred, then 100% of Mr. Park’s unvested stock options subject solely to time vesting that were granted in connection with the commencement of his employment would have vested immediately if those options were not assumed or substituted for a similar award in connection with the change in control.
Estimate of Potential Payments Upon Termination or Change in Control
The amounts estimated in the table below assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2020 and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The table assumes that any equity awards that vest in connection with the applicable triggering event that are subject to performance conditions are earned at the target level of performance within the applicable period except as may be noted otherwise, and values equity awards based on the closing price of a share of our Class A Common Stock on December 31, 2020 of $46.56.

Name	Type of Payment(1)	Termination for Death or Disability ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason Absent a Change in Control ($)(2)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)	Change in Control ($)
Jason D. Robins	Cash Severance	—	—	3,250,000	3,250,000	—
	Stock Incentives	193,663,196	—	5,195,635	202,295,233	—
	Other Benefits	—	—	42,000	42,000	—
	Total	193,663,196	—	8,487,635	205,587,233	—
Matthew Kalish	Cash Severance	—	—	1,912,500	1,381,250	—
	Stock Incentives	156,206,261	—	1,756,050	160,854,253	—
	Other Benefits	—	—	42,000	42,000	—
	Total	156,206,261	—	3,710,550	162,277,503	—
Paul Liberman	Cash Severance	—	—	1,912,500	1,381,250	—
	Stock Incentives	158,607,912	—	2,601,287	163,255,904	—
	Other Benefits	—	—	42,000	42,000	—
	Total	158,607,912	—	4,555,787	164,679,154	—
R. Stanton Dodge	Cash Severance	900,000(3)	—	900,000	900,000	—
	Stock Incentives	39,576,000	—	6,593,832	59,357,496	19,781,496
	Other Benefits	—	—	21,000	21,000	—
	Total	40,476,000	—	7,514,832	60,278,496	19,781,496
Jason K. Park	Cash Severance	—	—	425,000	425,000	—
	Stock Incentives	39,576,000	—	—	53,453,637	13,877,637(4)
	Other Benefits	—	—	21,000	21,000	—
	Total	39,576,000	—	446,000	53,899,637	13,877,637

(1)
The “Other Benefits” rows reflect the cost of COBRA coverage.

(2)
For each NEO, in this scenario the 2021 LTIP RSUs would be prorated based on the number of days the NEO was employed during the vesting period. Because the vesting period for the 2021 LTIP RSUs began on January 1, 2021, an assumed termination date of December 31, 2020 would occur before the vesting period began. Accordingly, the value of the 2021 LTIP RSUs in this scenario is $0 for each NEO.

(3)
For the 12 monthly payments portion of Mr. Dodge’s cash severance upon termination for death or disability, the Company has the option to instead purchase a life insurance policy (in the case of death) or disability insurance policy (in the case of disability). We have included the amount as “Cash Severance” in the table and, thus, not included it as an insurance policy under “Other Benefits.”

(4)
Assumes that Mr. Park’s options are not assumed or substituted for a similar award in connection with the change in control. If Mr. Park’s options are assumed or substituted in connection with the change in control, then Mr. Park is not entitled to the vesting of the options.

DIRECTOR COMPENSATION
Former Director Compensation Program
The board of directors of Old DK adopted a non-employee director compensation program which was designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of DraftKings stock to further align their interests with those of our stockholders. Each non-employee director of Old DK was eligible to receive the following compensation:
•
A stock option award with a value of $400,000 (based on Old DK fair-market value on the date of grant), upon such director’s election to office, subject to vesting as to 25% of the award on the 6-month anniversary of grant and the remaining 75% in equal monthly installments over the following 18 months;

•
An annual stock option award with a value of $200,000 (based on Old DK fair-market value on the date of grant), for service on the board of directors subject to vesting as to 25% of the award on the 6-month anniversary of grant and the remaining 75% in equal monthly installments over the following 18 months; and

•
An annual stock option award with a value of $5,000 (based on Old DK fair-market value on the date of grant), for service on any committee of the board of directors subject to vesting as to 25% of the award on the 6-month anniversary of grant and the remaining 75% in equal monthly installments over the following 18 months.

DraftKings also paid reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of the board of directors.
Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on DraftKings’ board of directors in 2020. DraftKings employees did not receive compensation for serving as directors.
Name	Stock Awards($)(1)	All Other Compensation ($)	Total ($)
Gavin Isaacs	374,516	0	374,516
Woodrow Levin	375,893	0	375,893
Shalom Meckenzie	373,618	0	373,618
Jocelyn Moore	199,979(4)	0	199,979
Ryan Moore	376,790	0	376,790
Valerie Mosley	199,979(4)	0	199,979
Steven Murray	378,136	0	378,136
Hany Nada	378,585	16,071(2)	394,656
Richard Rosenblatt	374,964	0	374,964
John Salter	376,342	13,494(3)	389,836
Harry Sloan	375,445	0	375,445
Marni Walden	375,445	0	375,445

(1)
The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 using the valuation methodology for equity awards set forth in Note 10 to the consolidated financial statements included in this prospectus. The aggregate number of options held by each non-employee director as of December 31, 2020 were: Mr. Rosenblatt: 215,520 and Ms. Walden: 154,370. The aggregate number of RSUs held by each non-employee director as of December 31, 2020 were: Mr. Isaacs: 11,689; Mr. Levin: 11,732; Mr. Meckenzie: 11,661; Ms. J. Moore: 3,990; Mr. R. Moore: 11,760; Ms. Mosley

3,990; Mr. Murray 11,802; Mr. Nada: 11,816; Mr. Rosenblatt: 11,703 ; Mr. Salter: 11,746; Mr. Sloan: 11,718; and Ms. Walden: 11,718.
(2)
Represents the purchase of game day tickets, special events, travel and accommodations during the week’s Super Bowl activities for Mr. Nada’s guest.

(3)
Represents the purchase of game day tickets, special events, travel and accommodations during the week’s Super Bowl activities for Mr. Salter’s guest.

(4)
Ms. Moore and Ms. Mosley joined the Board in September 2020. Accordingly, each of them received only a pro-rated portion of the equity grants awarded to the non-employee directors.

Director Compensation Program
In connection with the Business Combination, DraftKings adopted a new board of directors compensation program which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of DraftKings stock to further align their interests with those of our stockholders. The new program provides the following compensation for non-employee directors following the Business Combination:
•
An annual retainer of $45,000;

•
An annual retainer of $20,000 for the chair of the audit committee, $17,500 for the chair of the compensation committee and $10,000 for the chair of each of the nominating and corporate governance committee and the compliance committee;

•
An annual retainer of $10,000 for members of the audit committee, $7,500 for members of the compensation committee, $5,000 for members of the nominating and corporate governance committee and $5,000 for members of the compliance committee;

•
An equity retainer with a value of $200,000 (based on the fair market value of a share of Class A common stock on the grant date or, in some cases, on the closing of the Business Combination) payable in the form of stock options or restricted stock units, granted upon initial election to the Board and then each year at the annual shareholders meeting that vests at the sooner of the following annual shareholders meeting or the one-year anniversary of the grant; and

•
An additional annual cash retainer of $75,000 for serving as our non-executive chair and $20,000 for serving as our lead director, in each case, if applicable.

All retainers will be payable quarterly in arrears; provided that the retainers will be delivered in equity until DraftKings is profitable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DEAC
On March 28, 2019, Eagle Equity Partners, LLC, a Delaware limited liability company controlled by Jeff Sagansky and Eli Baker (the “Sponsor”) purchased an aggregate of 10,062,500 founder shares in exchange for a capital contribution of $25,000, or approximately $0.002 per share. On April 10, 2019, the Sponsor transferred 4,930,625 founder shares to Harry E. Sloan for a purchase price of $12,250 (the same per-share price initially paid by the Sponsor), resulting in the Sponsor holding 5,131,875 founder shares. On May 10, 2019, the Sponsor and Mr. Sloan each forfeited at no cost 31,875 and 30,625 founder shares, respectively, to DEAC NV Merger Corp., a wholly owned subsidiary of our legal predecessor, Diamond Eagle Acquisition Corp. (“DEAC”), a special purpose acquisition company, in connection with the election by the underwriters to exercise their over-allotment option in part and not in full, resulting in an aggregate of 10,000,000 founder shares outstanding, consisting of 5,100,000 held by the Sponsor and 4,900,000 held by Mr. Sloan.
The Sponsor and Mr. Sloan purchased an aggregate of 6,333,334 private placement warrants in connection with DEAC’s initial public offering, at a price of $1.50 per warrant, or $9,500,000 in the aggregate. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share.
Pursuant to the terms of the Stockholders Agreement, the members of the DEAC Stockholder Group agreed not to transfer any shares of common stock beneficially owned or owned of record by such stockholder until the earliest of (A) one year from the Closing Date (as defined below), (B) the last consecutive trading day where the volume weighted average share price equaled or exceeded $15.00 per share for at least 20 out of 30 consecutive trading days, commencing not earlier than 180 days after the Closing Date or (C) at the time DraftKings consummated a transaction after the transactions which results in the stockholders having the right to exchange their shares of common stock for cash, securities or other property. On October 5, DraftKings and the other parties to the Stockholders Agreement entered into an amendment to the Stockholders Agreement, which released all of the stockholders party to the Stockholders Agreement from the lock-up restrictions therein effective as of October 20, 2020.
On April 23, 2020 (the “Closing Date”), DEAC consummated the transactions contemplated by the Business Combination Agreement (the “Business Combination”) dated December 22, 2019, as amended on April 7, 2020 and, in connection therewith, (i) DEAC merged with and into us, whereby we survived the merger and became the successor issuer to DEAC by operation of Rule 12g-3(a) promulgated under the Exchange Act, (ii) we changed our name to “DraftKings Inc.,” (iii) we acquired Old DK, by way of a merger and (iv) we acquired all of the issued and outstanding share capital of SBTech (such acquisition, the “SBTech Acquisition”). Upon consummation of the preceding transactions, Old DK and SBTech became wholly owned subsidiaries of the Company.
Prior to the consummation of the Business Combination, DEAC sub-leased its executive offices at 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067 from Global Eagle Acquisition LLC, an affiliate of DEAC’s Sponsor. DEAC reimbursed Global Eagle Acquisition LLC for office space, secretarial and administrative services provided to members of its management team in an amount not exceeding $15,000 per month. Upon completion of the Business Combination, we ceased paying these monthly fees.
DraftKings
Share Exchange Agreement
In connection with the consummation of the Business Combination, Old DK, DEAC NV Merger Corp., a Nevada corporation, and Jason Robins entered into a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which, (i) Old DK issued 1,659,078 shares of its Class A common stock and 393,013,951 shares of its Class B common stock in exchange for 1,659,078 shares of common stock of Old DK (the “Share Exchange”) held by Jason Robins; (ii) DEAC NV and Old DK agreed to treat each of the Share Exchange and the Merger Share Exchange (as defined in the Exchange Agreement) as a “tax-free reorganization”; and (iii) DEAC NV and Old DK agreed to jointly and severally indemnify Jason Robins from and against any federal, state and local taxes resulting from the Share Exchange itself with respect to, or as a result of, the receipt of such shares of Old DK Class B common stock or any income recognized by Jason Robins with respect to such shares of Old DK Class B common stock received by him in connection with the Share Exchange or the shares of Class B Shares received by him in exchange for such shares of Old DK Class B common stock (including interest and penalties, and costs and expenses incurred in connection with any audit, examination, inquiry or other action or proceeding with respect to the foregoing (including the documented fees and disbursements of the CEO’s counsel related thereto)) upon the Closing Date.
Earnout Escrow Agreement
On the Closing Date, in connection with the consummation of the Business Combination, DraftKings, Shalom Meckenzie, in his capacity as SBT Sellers’ Representative, Eagle Equity Partners, LLC, Jeff Sagansky, Eli Baker, Harry Sloan, I.B.I. Trust Management, the trustee, and Computershare Trust Company, N.A., as escrow agent, entered into an escrow agreement (the “Earnout Escrow Agreement”) pursuant to which (i) 5,388,000 Class A Shares were delivered and deposited into a custodian account and (ii) 612,000 Class A Shares were delivered to the trustee (together, the “Earnout Shares”), in each case, to be released pro-rata to the recipients thereof only upon the occurrence of certain triggering events that relate to the achievement of certain stock price thresholds based upon the volume weighted average share price of our Class A Shares ranging from $12.50 to $16.00 at any time during a four-year period commencing on the Closing Date.
On May 21, 2020, the triggering events for the issuance of all of the Earnout Shares occurred, as the volume weighted average share price of our Class A Shares as of that date had been greater than or equal to $16.00 over the previous 20 trading days. As a result, we issued 6,000,000 Earnout Shares to certain stockholders, including 1,500,000 Earnout Shares to Harry Sloan, 612,000 Earnout Shares to Shalom Meckenzie, 231,508 Earnout Shares to RPII DK LLC, for which John Salter shares voting and investment power, 198,306 Earnout Shares to Jason Robins (including certain affiliated entities), 171,860 Earnout Shares to TFCF Sports Enterprises, LLC, 96,519 Earnout Shares to Ryan Moore (including certain affiliated entities), 84,477 Earnout Shares to Paul Liberman (including certain affiliated entities), 77,779 Earnout Shares to Matthew Kalish (including certain affiliated entities), 71,977 Earnout Shares to Steven Murray (including certain affiliated entities), 66,820 Earnout Shares to Hany Nada, 39,029 Earnout Shares to R. Stanton Dodge, 14,497 Earnout Shares to Jason Park, 4,068 Earnout Shares to Woodrow Levin (including certain affiliated entities), 2,230 Earnout Shares to Richard Rosenblatt and 1,439 Earnout Shares to Marni Walden.
Stockholders Agreement
Corporate Governance
In connection with the Business Combination, the Company, the DEAC Stockholder Group, the DK Stockholder Group and the SBT Stockholder Group entered into the Stockholders Agreement, which provides, among other things, that, our Board was initially as set forth below:
•
DraftKings Directors.   Ten directors nominated by the DK Stockholder Group, which were the directors of Old DK, including the Chief Executive Officer and at least five directors who qualify as “independent” directors under NASDAQ listing rules.

•
SBTech Directors.   Two directors nominated by Mr. Meckenzie, including at least one director who qualifies as an “independent” director under NASDAQ listing rules.

•
DEAC Director.   One director nominated by the DEAC Stockholder Group, who will qualify as “independent” under NASDAQ listing rules subject to approval by DraftKings (such approval not to be unreasonably withheld).

•
From the first annual meeting of shareholders following the Closing Date, Mr. Meckenzie has the right to nominate one director (and any replacement of such director) to serve on the Board (subject to the Board’s approval not to be unreasonably withheld) so long as Mr. Meckenzie continues to hold at least 9% of the issued and outstanding shares of our Class A Shares.

•
Subject to applicable law, Mr. Robins agrees to vote in favor of Mr. Meckenzie’s nominee at each annual meeting of shareholders so long as Mr. Meckenzie has such nomination right described above.

Immediately following the Annual Meeting, the total number of directors constituting the Board will be reduced to thirteen. The nominating and corporate governance committee of the Board has recommended to the Board thirteen candidates for election to the Board at the Annual Meeting.
Lock-up Periods
The lock-up periods under the Stockholders Agreement have expired, however, certain stockholders may be restricted by additional lock-up periods in connection with subsequent transactions by the Company. All stockholders will remain subject to the restriction to transfer in accordance with the Securities Act of 1933, as amended, and other applicable federal or state securities laws.
Registration Rights
The Stockholders Agreement provides that within 30 days of the Closing, DraftKings will file a shelf registration statement on Form S-1 with respect to resales of all Registrable Securities (as defined in the Stockholders Agreement) held by members of the Stockholder Parties (as defined in the Stockholders Agreement) and will use its commercially reasonable efforts to cause such shelf registration statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of  (i) 60 days (or 120 days if the SEC notifies DraftKings that it will “review” such shelf registration statement) after the Closing and (ii) the tenth business day after the date DraftKings is notified by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review. DraftKings filed such shelf registration on May 6, 2020 and it was declared effective on May 13, 2020.
In the period following the expiration of the lock-up periods, if any member of the Stockholder Parties delivers notice to DraftKings stating that it intends to effect an underwritten public offering of all or part of its Registrable Securities included on a shelf registration statement and reasonably expects aggregate gross proceeds of not less than $75,000,000, DraftKings will enter into a customary underwriting agreement and will take all such other reasonable actions as are requested by the managing underwriter or underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided that DraftKings will have no obligation to facilitate or participate in more than two underwritten offerings for each of the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group and no more than six underwritten offerings in the aggregate.
Whenever DraftKings proposes to publicly sell or register for sale any of its securities in an underwritten offering pursuant to a registration statement other than on Form S-8 or on Form S-4, DraftKings will give notice to the Stockholder Parties and will include all Registrable Shares that any member of the Stockholder Parties requests for inclusion within five days of receiving notice from DraftKings, subject to any cut-back deemed necessary by an underwriter.
As long as any member of the Stockholder Parties owns Registrable Securities, DraftKings will, at all times while it remains a reporting company under the Exchange Act, file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by DraftKings after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the members of the Stockholder Parties with true and complete copies of all such filings.
Unsuitable Persons
Each member of the Stockholder Parties acknowledged and agreed to the application of the provisions concerning unsuitability contained in our Articles of Incorporation, which is applicable to all holders of common stock or other equity securities of DraftKings.
Private Placements of Securities
Series F Preferred Stock Financing
Between August 2018 and March 2020, DraftKings sold an aggregate of 59,663,975 shares of its Series F preferred stock in multiple closings at a purchase price of $2.549560 per share, for an aggregate amount of approximately $152.1 million, after accounting for redemptions. Certain related persons participated in the financing round through investment funds in which they participate in management and/or have a financial interest. The following table summarizes purchases of DraftKings’ Series F preferred stock by related persons:
Name	Number of Shares	Purchase Price ($)
Revolution Growth III, LP(1)	3,922,245	9,999,998.97
Accomplice Fund II, L.P.(2)	784,449	1,999,999.80
Jason Robins Revocable Trust u/d/t January 8, 2014(3)	39,222	99,998.85

(1)
Steven J. Murray is a member of the Board of Directors and is an affiliate of Revolution Growth III, LP.

(2)
Ryan Moore is a member of the Board of Directors and is an affiliate of Accomplice Fund II, L.P.

(3)
Jason Robins, the trustee of Jason Robins Revocable Trust u/d/t January 8, 2014, is the Chief Executive Officer and Chairman of the Board of Directors.

Raine 2019 Engagement Letter
On August 28, 2019, DraftKings entered into an engagement letter, which was subsequently amended on December 13, 2019, with Raine Securities LLC (“Raine Securities”), an affiliate of Raine. John Salter, a member of the Board of Directors, is a partner of Raine. Pursuant to the engagement letter, Raine Securities acted as the exclusive financial advisor to DraftKings in connection with the acquisition of SBTech and the Business Combination. Under the terms of the engagement letter, DraftKings agreed to pay Raine Securities the following fees in addition to any other fees and expenses that may become payable under the terms of the engagement letter: (i) a success fee of $5.0 million for services in connection with the consummation of the SBTech Acquisition; (ii) a placement agent fee in connection with the convertible notes financing; and (iii) a success fee of $7.0 million for services in connection with the consummation of the Business Combination. The engagement letter terminated upon the close of the Business Combination.
DKFS
On August 27, 2019, DraftKings and other investors, including Accomplice Fund II, L.P. and Hany Nada, as well as Jason Robins and Jason Park, acquired equity interests of DKFS, LLC, a newly created joint venture (“DKFS”), which among other things, invests in early stage companies in the sports entertainment industry. Jason Robins and Jason Park are managers of DKFS. The following table summarizes the equity interests of DKFS held by DraftKings and related persons, as well as the consideration paid for such interests:
	Common Units	Incentive Units(1)	Cash Consideration ($)	In-Kind Consideration ($)(2)
DraftKings	4,500,000	—	1,000,000(3)	3,000,000
Accomplice Fund II, L.P.(4)	1,500,000	—	1,000,000	—
Hany Nada(5)	375,000	—	250,000	—
Jason Robins(6)	—	126,603	—	—
Jason Park(7)	—	63,301	—	—

(1)
One-fourth of each recipient’s incentive units vest on the one-year anniversary of the date of issuance and the remainder vest in equal monthly installments over the subsequent 36 months, subject to the recipient’s continued provision of services to DKFS.

(2)
Consists of the contribution to DKFS of a license to use certain proprietary marks and logos owned by DraftKings.

(3)
Consists of payment of cash consideration to DKFS on November 20, 2020.

(4)
Ryan Moore is a director of DraftKings and an affiliate of Accomplice Fund II, L.P.

(5)
Hany Nada is a director of DraftKings.

(6)
Jason Robins is the Chairman of the Board and Chief Executive Officer of DraftKings.

(7)
Jason Park is the Chief Financial Officer of DraftKings.

In connection with the in-kind investment in DKFS, DraftKings also agreed to enter into a services agreement with Drive by DraftKings, Inc., a wholly-owned subsidiary of DKFS. Pursuant to this services agreement, DraftKings will provide certain administrative and other services to Drive by DraftKings, Inc. Specifically, DraftKings provides office space and general overhead support to DKFS. The overhead support relates to rent, utilities and general and administrative support services. As of December 31, 2020, DraftKings had $1.1 million of receivables from this entity related to these services. We anticipate that the service agreement fees incurred by Drive by DraftKings, Inc. will be approximately $280,000 annually.
On November 20, 2020, DraftKings invested an additional $1.0 million in DKFS and acquired an additional 3.4% interest, bringing its total ownership interest in DKFS to 49.9% as of December 31, 2020.
Fox Media Agreement
On August 1, 2014, DraftKings entered into a fantasy games advertising agreement with Fox Sports Interactive Media, LLC, which was incorporated into a media purchase agreement between DraftKings and Fox Networks Group, Inc., dated July 13, 2015 (as amended from time to time thereto, the “Media Purchase Agreement”). Fox Networks Group, Inc., until March 2019, was an affiliate of TFCF (as defined below), which previously held over 5% of DraftKings capital stock. Pursuant to the Media Purchase Agreement, and effective January 2019, DraftKings is committed to an aggregate minimum commitment of $15 million through December 31, 2021 ($5 million per year). The Media Purchase Agreement will expire December 31, 2021 unless DraftKings elects to extend it.
ESPN Commercial Agreement
Effective September 1, 2020 DraftKings entered into an agreement with ESPN, Inc. (“ESPN”), to become a co-exclusive sportsbook link-out provider and an exclusive daily fantasy sports link-out provider to ESPN across a selection of their digital properties. The Walt Disney Company (“Disney”) owns 80% of ESPN, making ESPN an affiliate of TFCF Sports Enterprises LLC (“TFCF”), a wholly owned subsidiary of TFCF Corporation, which, in turn (through a series of intermediary entities) is a wholly owned subsidiary of Disney. TFCF was previously a direct holder of (and Disney, the beneficial owner of) greater than 5% of DraftKings Class A common stock. Pursuant to the agreement, DraftKings committed to approximately $35 to $50 million per year for a period of up to 10 years with DraftKings and ESPN each having termination rights under certain conditions.
Related Person Transaction Policy
The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which DraftKings or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of DraftKings’ executive officers or a member of the Board;

•
any person who is known by DraftKings to be the beneficial owner of more than five percent (5%) of our voting stock; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

In addition, we have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings any person or entity may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the audit committee charter, the audit committee has the responsibility to review related person transactions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firm in 2020. BDO USA, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2020, and the Board has proposed that our shareholders ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Please see Proposal No. 2 below. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of the Company.
	Year Ended December 31,
(amounts in thousands)	2020	2019
Audit Fees(1)	$2,117	$821
Audit-Related Fees(2)	17	564
Tax Fees(3)	117	192
Total Fees	$2,251	$1,577

(1)
Consists of fees for audit services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. The Audit Fees incurred in also include fees relating to services performed in connection with our securities offerings, in each case including comfort letters, consents and review of documents filed with the SEC and other offering documents.

(2)
Consists of fees related to other assurance services not included in “Audit Fees”, which are primarily associated with the audits of SB Tech’s historical financial statements prior to the acquisition on April 23, 2020.

(3)
Consists of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, primarily including tax advice related to federal, state and international income tax compliance.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a written charter, which complies with the corporate governance standards of The Nasdaq Stock Market LLC. The Audit Committee reviews and reassesses its charter annually and recommends any proposed changes to the full Board for approval. The Audit Committee charter was approved in April 2020. A copy of the current charter is available on our website at http://www.draftkings.com (go to “Company” tab → “Governance” → “Documents & Charters”).
Pursuant to its charter, the Audit Committee assists the Board in monitoring, among other things, the integrity of the Company’s financial statements and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for approving compensation arrangements with the Company’s independent registered public accounting firm. In conjunction with the mandated rotation of BDO USA, LLP’s (“BDO”) lead engagement partner, the Audit Committee and the Chairman of the Audit Committee are directly involved in the rotation of the audit partners and selecting BDO’s new lead engagement partner.
Management is responsible for the Company’s financial reporting process, the system of internal controls, including internal controls over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, BDO, is responsible for the integrated audit of the consolidated financial statements and internal controls over financial reporting.
In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and BDO the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2020.
The Audit Committee has also discussed and reviewed with BDO all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission, including the matters required to be discussed by BDO with the Audit Committee under PCAOB standards.
In addition, BDO provided to the Audit Committee a formal written statement describing all relationships between BDO and the Company that might bear on BDO’s independence as required by the applicable requirements of the PCAOB regarding an independent registered public accounting firm’s communications with the audit committee concerning independence. The Audit Committee reviewed and discussed with EY any relationships that may impact BDO’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company, and satisfied itself as to BDO’s objectivity and independence.
Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2020 be included in the Company’s annual report on Form 10-K for such fiscal year for filing with the SEC.
THE AUDIT COMMITTEE
Steven J. Murray, Chairman
Ryan R. Moore
Valerie Mosley
Hany M. Nada

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The audit committee of our Board of Directors has selected BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the shareholders at the annual meeting. BDO has been engaged by us since April 23, 2020. Representatives of BDO are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of BDO as our independent registered public accounting firm. However, the audit committee is submitting the selection of BDO to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our and our shareholders’ best interests.
Change in Auditor
On April 23, 2020, the audit committee approved the engagement of BDO as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2020. BDO served as independent registered public accounting firm of Old DK prior to the Business Combination. Accordingly, as previously disclosed, WithumSmith+Brown, PC (“Withum”), DEAC’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by BDO as the Company’s independent registered public accounting firm following completion of the Company’s review of the quarter ended March 31, 2020, which consists only of the accounts of DEAC prior to the Business Combination.
The reports of Withum on DEAC’s consolidated balance sheet as of December 31, 2019 and the consolidated statements of operations, changes in shareholders’ equity and cash flows for the period from March 27, 2019 (inception) to December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the period from March 27, 2019 (inception) to December 31, 2019, there were no disagreements between DEAC and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on DEAC’s financial statements for such period.
Vote Required
The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required to ratify the selection of BDO for our fiscal year ending December 31, 2021. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 90% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE
“FOR” PROPOSAL 2 (ITEM NO. 2 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION
As part of our Board of Directors’ commitment to excellence in corporate governance, and as required by the Section 14A(a)(2) of the Exchange Act, our Board of Directors is providing our shareholders with an opportunity to cast a non-binding advisory vote on how frequently they would like to vote on future advisory resolutions to approve the compensation of our named executive officers.
Accordingly, in connection with this Proposal No. 3, shareholders may vote that future non-binding advisory votes on executive compensation be held as follows:
•
Every year;

•
Every two years; or

•
Every three years.

Shareholders may also abstain from voting on this Proposal No. 3. We urge shareholders to review the “Compensation Discussion and Analysis” section, compensation tables and related narrative discussion in this Proxy Statement for a more detailed discussion of our compensation programs and policies and the compensation paid to our named executive officers.
The Board believes that holding a non-binding advisory vote on executive compensation every year is most appropriate for DraftKings and recommends that shareholders vote to hold such non-binding advisory votes in the future every year. The Board believes that holding a non-binding advisory vote every year offers the closest alignment with DraftKings’ approach to executive compensation and its underlying philosophy that seek to enhance the long-term growth of the company and to attract, retain and motivate our executive officers over the long term. The Board believes an every-year cycle for the non-binding advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with DraftKings’ business and results of operations.
Although this vote on the frequency of future advisory votes on executive compensation is advisory and non-binding, the Board and the compensation committee value shareholders’ opinions and will consider the outcome of the vote when considering the frequency of future non-binding advisory votes on executive compensation.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 90% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote for the holding of a non-binding advisory vote on executive compensation every year. Accordingly, the approval of the holding of a non-binding advisory vote on executive compensation every year under Proposal No. 3 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
Vote Required
The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required for approval of the advisory vote on the frequency of advisory votes on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR HOLDING THE ADVISORY
VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION “EVERY ONE YEAR.” (ITEM NO.3
ON THE ENCLOSED PROXY CARD)

WHERE TO GET ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://draftkings.gcs-web.com/financials/sec-filings.
COST OF PROXY STATEMENT
We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.
SHAREHOLDER COMMUNICATIONS
General.   We provide an informal process for shareholders to send communications to our Board and its members. Shareholders who wish to contact the Board or any of its members may do so by writing to DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116.
Submission of Shareholder Proposals and Director Nominations for 2022 Annual Meeting.   Shareholders who intend to have a proposal or director nomination considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting must submit the proposal or director nomination to us no later than November 19, 2021. In accordance with our Bylaws, for a proposal or director nomination not included in our proxy materials to be brought before the 2022 Annual Meeting, a shareholder’s notice of the proposal or director nomination that the shareholder wishes to present must be delivered to Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116 not less than 90 nor more than 120 days prior to the first anniversary of the 2021 Annual Meeting of Shareholders. Accordingly, any notice given pursuant to our Bylaws and outside the process of Rule 14a-8 must be received no earlier than December 29, 2021 and no later than January 28, 2022. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.
OTHER BUSINESS
Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter.

DRAFTKINGS INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D35121-P48610 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

DRAFTKINGS INC.

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Vote on Proposals

	1 Year	2 Years	3 Years	Abstain
3. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following proposal:

	For	Against	Abstain
4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD35121-P486101. Election of DirectorsNominees:01) Jason D. Robins02) Harry Evans Sloan03) Matthew Kalish04) Paul Liberman05) Woodrow H. Levin06) Shalom Meckenzie07) Jocelyn Moore08) Ryan R. Moore09) Valerie Mosley10) Steven J. Murray11) Hany M. Nada12) John S. Salter13) Marni M. Walden2. To ratify the appointment of BDO USA, LLP as ourindependent registered public accounting firm for thefiscal year ending December 31, 2021.! ! !3. To recommend, by non-binding vote, thefrequency of executive compensation votes.4. In their discretion, upon such other matters that mayproperly come before the meeting or any adjournmentor adjournments thereof.The shares represented by this proxy when properly executedwill be voted in the manner directed herein by the undersignedStockholder(s). If no direction is made, this proxy willbe voted FOR items 1, 2, FOR 1 year on item 3 and norecommendation on item 4. If any other matters properlycome before the meeting, or if cumulative voting is required,the person named in this proxy will vote in their discretion.Vote on DirectorsVote on ProposalsForAllWithholdAllFor AllExceptFor Against AbstainFor Against AbstainPlease sign your name exactly as it appears hereon. When signing as attorney, executor,administrator, trustee or guardian, please add your title as such. When signing as joint tenants,all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporatename by duly authorized officer.DRAFTKINGS INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below.the following:The Board of Directors recommends you vote FOR thefollowing proposal:The Board of Directors does not have a recommendationfor voting on the following proposal:The Board of Directors recommends you vote1 year on the following proposal:DRAFTKINGS INC.C/O PROXY SERVICESP.O. BOX 9142FARMINGDALE, NY 11735! ! !1 Year 2 Years 3 Years Abstain! ! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/DKNG2021You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available andfollow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.D35122-P48610DRAFTKINGS INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF SHAREHOLDERSAPRIL 28, 2021The shareholder(s) hereby appoint(s) Jason D. Robins and R. Stanton Dodge, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DraftKings Inc. that the shareholder(s) is/are entitled to vote at theAnnual Meeting of Shareholders to be held at 12:30 PM, Eastern Time on April 28, 2021, virtually at www.virtualshareholdermeeting.com/DKNG2021, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR ON PROPOSAL 2, FOR 1 YEAR ON PROPOSAL 3 AND NO RECOMMENDATION ON PROPOSAL 4.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE